                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:

|X|  Preliminary Proxy Statement.           | | CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
| |  Definitive Proxy Statement.                RULE 14a-6(e)(2))
| |  Definitive Additional Materials.
| |  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section
     240.14a-12

                            Collins Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required.

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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| |  Fee paid previously with preliminary materials.

| |  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filings by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Form, Schedule or Registration Statement No.:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                            COLLINS INDUSTRIES, INC.
                                15 Compound Drive
                            Hutchinson, Kansas 67502

_________________, 2005

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of
Collins Industries, Inc. (the "Company") which will be held at 10:00 a.m.,
Central Standard Time, on Thursday, January 19, 2006, at the Dallas Marriott
Solana, 5 Village Circle, Westlake, Texas.

     The principal business matter to be considered at the meeting will be the approval of amendments to the Company's Articles of Incorporation to (i) effect a reverse/forward stock split of the Company's outstanding Common Stock, whereby the Company will effect a 1-for-300 reverse stock split, such that shareholders owning fewer than 300 shares of Common Stock will have such shares cancelled and converted into the right to receive $7.70 for each share of Common Stock held prior to the reverse stock split, immediately followed by a 300-for-1 forward stock split; and (ii) grant to the Company an option to acquire shares proposed to be sold by shareholders subsequent to such reverse/forward stock split if, after such sale, there would be 250 or more holders of record of the Common
Stock.

     Attached you will find the Notice of Special Meeting of Shareholders, the
Company's proxy statement and a proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to vote as soon as possible. You may vote in person, by mail, by telephone or via the Internet. Instructions to vote by each of these methods are enclosed.

     We look forward to seeing you at the Special Meeting.

                                                  Sincerely yours,

                                                  /s/ Don L. Collins

                                                  Don L. Collins,
                                                  Chairman of the Board

                            COLLINS INDUSTRIES, INC.
                                15 Compound Drive
                            Hutchinson, Kansas 67502

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    To Be Held on Thursday, January 19, 2006

                            -------------------------

TO THE SHAREHOLDERS OF
COLLINS INDUSTRIES, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Collins
Industries, Inc., a Missouri corporation (the "Company"), will be held at 10:00
a.m., Central Standard Time, on Thursday, January 19, 2006, at the Dallas
Marriott Solana, 5 Village Circle, Westlake, Texas, for the following purposes:

          1. To approve amendments to the Company's Articles of Incorporation to effect a reverse/forward stock split of the Company's outstanding Common
     Stock, whereby the Company will effect a 1-for-300 reverse stock split, such that shareholders owning fewer than 300 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 300-for-1 forward stock split (the "Reverse/Forward Stock Split");

          2. To approve an amendment to the Company's Articles of Incorporation granting to the Company an option to acquire shares proposed to be sold by shareholders subsequent to such reverse/forward stock split if, after such sale, there would be 250 or more holders of record of the Common Stock; and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     All of the above matters are more fully discussed in the accompanying proxy statement. Management is not aware of any other matters that will come before the meeting.

     The Board of Directors has fixed the close of business on November 11, 2005 as the Record Date for the determination of shareholders entitled to notice of and vote at the Special Meeting and any adjournment thereof, and only shareholders of record at such time will be so entitled to vote. The stock transfer books of the Company will remain open between the Record Date and the date of the meeting.

     It is important that your shares be represented at the meeting. Please complete, sign and return the enclosed proxy in the accompanying envelope promptly, whether or not you intend to be present at the meeting. If you later desire to revoke or change your proxy for any reason, you may do so at any time before the voting, by delivering to the company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special
Meeting and voting in person.

THE REVERSE/FORWARD STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND
NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION
HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE/FORWARD STOCK SPLIT OR
UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    By Order of the Board of Directors,

                                    /s/ Don L. Collins

                                    Don L. Collins,
                                    Chairman of the Board

Dated: ___________________, 2005

                                       2

                               SUMMARY TERM SHEET

     This summary term sheet, together with the "Questions and Answers About the
Meeting and Transactions" section that follows, highlights selected information from the proxy statement and addresses the material terms of the proposed transaction. For a complete description, you should carefully read the proxy statement and all of its annexes before you vote.

     As used in this proxy statement, unless the context requires otherwise,
"our," "us," "we" and the "Company" means Collins Industries, Inc.

Reverse/Forward Stock Split

     •    A special committee of independent directors of the Company's Board of
          Directors (the "Special Committee"), reviewed and recommended to our
          Board of Directors, and our Board of Directors has authorized amendments to our Articles of Incorporation, the forms of which are attached hereto as Annex A-1 and Annex A-2, that would effect a
          1-for-300 reverse stock split of our Common Stock, followed by a forward stock split of our Common Stock on a 300-for-1 basis (the
          "Reverse/Forward Stock Split"). Shareholders owning fewer than 300 shares at the effective time of the transaction (the "Cashed Out
          Shareholders") will receive $7.70 for each share. Shareholders who own
          300 or more shares at the effective time of the transaction (the
          "Continuing Shareholders") will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock that they held immediately before the effective time of the transaction. As a result, the total number of shares held by a
          Continuing Shareholder will not change after completion of the transaction.

     •    Our Board of Directors has also authorized an amendment to our
          Articles of Incorporation, the form of which is attached hereto as
          Annex A-3, that would include a standing option for us to repurchase any shares of Common Stock proposed to be transferred by a Continuing
          Shareholder if after such proposed transfer the number of shareholders of record of our Common Stock would equal or exceed 250 (the "Right of
          First Refusal"). For purposes of the Right of First Refusal, a
          "transfer" would include any conveyance of Common Stock, whether voluntary or involuntary, including but not limited to any sale, gift, assignment, bequest, or devise. Immediately prior to the time the amendment to our Articles of Incorporation including the Right of
          First Refusal is filed with the Secretary of State of the State of
          Missouri, our Board of Directors will adopt a resolution to create and issue one share of capital stock that has the identical privileges, powers, rights, qualifications, and limitations of the Common Stock, except that the newly- issued share of capital stock will not be subject to the Right of First Refusal. The price to be paid for the shares purchased upon exercise of this option would be equal to (i)
          the mean between the bid and asked prices (as published in the "pink sheets") averaged over the 20 trading days on which the shares of
          Common were actually quoted immediately preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the
          "pink sheets," or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our
          Board of Directors.

     •    The Reverse/Forward Stock Split is part of a plan to permit the
          Company to deregister the Common Stock and suspend its obligations to file periodic and special reports under the Securities Exchange Act of
          1934 (the "Exchange Act"). The Special Committee and our Board of
          Directors have determined and reasonably believe that the
          Reverse/Forward Stock Split is fair to and in the best interest of all of our affiliated shareholders and unaffiliated shareholders, including those being redeemed pursuant to the Reverse/Forward Stock
          Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under "Additional Information Regarding the
          Reverse/Forward Stock Split - Recommendation of the Board of
          Directors" and "Special Factors - Fairness of the Reverse/Forward
          Stock Split" in this proxy statement.

     •    The Reverse/Forward Stock Split requires the affirmative vote of holders of a majority of the outstanding and issued shares of Common
          Stock. Members of our Board of Directors and the executive officers of the Company (the "Affiliated Shareholders") have indicated that they intend to vote, or cause to be voted,

                                       i

          shares that they directly or indirectly control in favor of the
          Reverse/Forward Stock Split. The shares of stock beneficially held by these directors and officers represent approximately [30.24%] of the voting power of the Company and, if voted as indicated, we will need only an additional [19.86%] of shares of Common Stock to approve the
          Reverse/Forward Stock Split. See also the information under
          "Additional Information Regarding the Reverse/Forward Stock Split -
          Special Interests of the Affiliated Shareholders in the
          Reverse/Forward Stock Split" and "Special Factors - Effect of the
          Reverse/Forward Stock Split" in this proxy statement.

     •    Our Board of Directors recommends that all shareholders vote in favor of the Reverse/Forward Stock Split. See also the information under
          "Special Factors - Purpose of the Reverse/Forward Stock Split";
          "Additional Information Regarding the Reverse/Forward Stock Split -
          Recommendation of the Board of Directors"; and "Special Factors -
          Fairness of the Reverse/Forward Stock Split" in this proxy statement.

     •    The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our public reporting company obligations. See also the information under "Special
          Factors - Effect of the Reverse/Forward Stock Split" in this proxy statement.

     •    If the Reverse/Forward Stock Split is approved, we will be eligible to cease filing periodic reports with the Securities and Exchange
          Commission (the "SEC"). The purpose behind the proposal and the benefits of deregistering the Common Stock include eliminating the costs associated with filing documents under the Exchange Act with the
          SEC, eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and related regulations, reducing the direct and indirect costs of administering shareholder accounts and responding to shareholder requests, and affording shareholders holding fewer than 300 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs. See also the information under "Special Factors - Purpose of the Reverse/Forward
          Stock Split"; "Additional Information Regarding the Reverse/Forward
          Stock Split - Recommendation of the Board of Directors"; and "Special
          Factors - Fairness of the Reverse/Forward Stock Split" in this proxy statement.

     •    The Special Committee retained Stifel, Nicolaus & Company,
          Incorporated ("Stifel") to provide an opinion as to the fairness, from a financial point of view, of the Reverse/Forward Stock Split to the
          Cashed Out Shareholders. The full text of the written opinion of
          Stifel, which sets forth assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The description of
          Stifel's opinion is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. For a more detailed description of Stifel's opinion, see the information under "Special Factors -
          Fairness of the Reverse/Forward Stock Split" and "Special Factors -
          Opinion of Financial Advisor" in this proxy statement.

     •    Under Missouri law, our Articles of Incorporation, and our Bylaws, no
          appraisal or dissenters' rights are available to dissenting shareholders of the Company who dissent from the Reverse/Forward Stock
          Split. See also "Special Factors - Fairness of the Reverse/Forward
          Stock Split" and the information under "Additional Information
          Regarding the Reverse/Forward Stock Split - Dissenters' and Appraisal
          Rights" in this proxy statement.

     •    The Special Committee has set the cash consideration to be paid for fractional shares fewer than one whole share resulting from the reverse stock split at $7.70 per share of Common Stock. The Board of
          Directors approved such price in good faith, based upon the recommendation and approval of the Special Committee and factors the
          Special Committee deemed relevant, as described in greater detail under "Special Factors - Fairness of the Reverse/Forward Stock Split",
          and "Additional Information Regarding the Reverse/Forward Stock Split
          - Recommendation of the Board of Directors" in this proxy statement.
          The "Affiliated Shareholders" are (i) Don L. Collins and Donald Lynn
          Collins, who are members of the Board of Directors and executive officers, (ii) Arch G. Gothard, III, Don S. Peters and William R.
          Patterson, who are members of the Board of Directors, and (iii) Rodney
          T. Nash, Randall A Swift, Cletus C. Glasener, Ron Sorensen, John L.
          Dreasher, and Kent E. Tyler, who are executive officers, who together own approximately

                                       ii

          [30.24%] of the Company's outstanding Common Stock. The percentage ownership of Common Stock beneficially owned by the Affiliated
          Shareholders, as a group, will only increase from approximately
          [30.24%] before the Reverse/Forward Stock Split to [30.60%] after the
          Reverse/Forward Stock Split, which will not affect the control of the
          Company.

     •    Following the Reverse/Forward Stock Split, the Company expects to have approximately 174 shareholders of record and, as a result, the Company intends to terminate the registration of the Common Stock under
          Section 12(g) of the Exchange Act. This will mean that the Company's duty to file periodic reports under Section 15(d) of the Exchange Act will be suspended, and the Company will no longer be classified as a public reporting company.

Please see the sections of this proxy statement entitled "Special Factors -
Effect of the Reverse/Forward Stock Split"; "Proposal No. 1 Amendment of the
Company's Articles of Incorporation to Effect the Reverse/Forward Stock Split -
Structure of the Reverse/Forward Stock Split"; and "Additional Information
Regarding the Reverse/Forward Stock Split - Dissenters' and Appraisal Rights"
for a more detailed discussion of the foregoing.

            QUESTIONS AND ANSWERS ABOUT THE MEETING AND TRANSACTIONS

Q: Why am I receiving these materials?

A: The Board is providing these proxy materials for you in connection with a special meeting, which will take place on Thursday, January 19, 2006 (the
"Special Meeting"). As a shareholder, you are invited to attend the Special
Meeting and are entitled to and requested to vote on the transaction described in this proxy statement.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information. Our Annual Report on Form 10-K for the fiscal year ending October
31, 2004 and quarterly report for the fiscal quarter ending July 31, 2005 are incorporated by reference in this proxy statement.

Q: What is the time and place of the Special Meeting?

A: The Special Meeting will be held at 10:00 a.m., Central Standard Time, on
Thursday, January 19, 2006, at the Dallas Marriott Solana in Westlake, Texas.

Q: Who is soliciting my proxy?

A: The Board of Directors of Collins Industries, Inc.

Q: What proposals will be voted on at the Special Meeting?

A: You are being asked to vote on the approval of the proposed amendments to our
Articles of Incorporation that will (i) provide for a 1-for-300 reverse stock split followed immediately by a 300-for-1 forward stock split and (ii) grant to the Company an option to acquire shares proposed to be transferred by shareholders subsequent to the Reverse/Forward Stock Split if, after such transfer, there would be 250 or more holders of record of the Common Stock.
Under the Reverse/Forward Stock Split, Shareholders whose shares are converted into fewer than one share in the reverse stock split (meaning they held fewer than 300 shares at the effective time of the transaction) will receive a cash payment from the Company for their fractional share interests equal to $7.70 in cash, without interest, for each share of Common Stock they held immediately before the transaction. Shareholders who own 300 or more shares at the effective time of the transaction will continue to own the same number of shares after the transaction. The Company will have fewer than 300 shareholders after the transaction, and intends to file a Form 15 with the SEC to deregister the
Company's Common Stock. Thereafter, the Company would no longer be subject to the reporting and related requirements of the Exchange Act. In addition, any trading in our Common Stock after the transaction will continue to occur only in the "pink sheets" (a centralized quotation service that collects and

                                      iii

publishes market maker quotes for securities) or in privately negotiated sales.
Please note, however, that because market makers (and not the Company) quote our
Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets." You are also being asked to transact such other business as may properly come before the meeting.

Q: What is the Company's voting recommendation?

A: Our Board of Directors has determined that the Reverse/Forward Stock Split and Right of First Refusal are advisable and in the best interests of the
Company and its shareholders. Our Board of Directors has therefore unanimously approved the Reverse/Forward Stock Split and Right of First Refusal and
recommends that you vote "FOR" approval of these matters at the Special Meeting.

Q: What shares can I vote?

A: You may vote all shares of the Company's Common Stock that you own as of the close of business on the Record Date, which was November 11, 2005. These shares include (1) shares held directly in your name as the "shareholder of record,"
and (2) shares held for you as the "beneficial owner" either through a broker, bank, or other nominee.

Q: What are the purposes of, and reasons for, the Reverse/Forward Stock Split?

A: The principal purpose of the Reverse/Forward Stock Split is to reduce the number of our shareholders of record to fewer than 300, which will enable the
Company to deregister and terminate its obligations to file special and periodic reports and make other filings with the SEC.

The following are the principal reasons considered by the Board of Directors in pursing the Reverse/Forward Stock Split:

     •    eliminating the costs associated with filing documents under the
          Exchange Act with the SEC;

     •    eliminating the costs of compliance with Sarbanes-Oxley and related regulations;

     •    reducing the audit fees of our independent auditor;

     •    controlling the dissemination of certain business information, which is currently disclosed in our periodic reports and, accordingly, made available to our competitors, vendors, customers, and other interested parties, potentially to our detriment;

     •    eliminating the time and expenses resulting from management's and employees' preparation of the reports required of public companies under the Exchange Act and management of shareholder relations and communications;

     •    reducing the direct and indirect costs of administering shareholder accounts and responding to shareholder requests; and

     •    affording shareholders holding fewer than 300 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

Q: What is the purpose of the Right of First Refusal?

A: The purpose of the Right of First Refusal is to grant the Company any option to acquire shares proposed to be transferred by shareholders subsequent to the
Reverse/Forward Stock Split, if after such transfer, there would be 250 more holders of record of the Common Stock, thereby ensuring that the Company does not, inadvertently, become subject to federal securities law reporting requirements and Section 404 of Sarbanes-Oxley in the future.

                                       iv

Q: When will the transactions become effective?

A: The Reverse/Forward Stock Split is intended to take effect on the date we file Certificates of Amendment to our Articles of Incorporation with the
Secretary of State of the State of Missouri, or on any later date that we may specify in such Certificates of Amendment (the "Effective Date"). The Right of
First Refusal is intended to take effect on the date we file a Certificate of
Amendment to our Articles of Incorporation with the Secretary of State of the
State of Missouri, or on any later date that we may specify in such Certificate of Amendment, which date shall be subsequent to the Effective Date of the
Reverse/Forward Stock Split.

Q: What does "deregistering" mean?

A: Following the Reverse/Forward Stock Split, the Company will have fewer than
300 shareholders of record, will be eligible to terminate the registration of its Common Stock under the Exchange Act. In this regard, the Company will no longer have to file periodic reports with the SEC, and its executive officers, directors, and 10% shareholders will no longer be required to file reports relating to their transactions in the Company's Common Stock with the SEC. Any trading in our Common Stock will continue to occur only in "pink sheets" or in privately negotiated sales. Please note, however, that because market makers
(and not the Company) quote our Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the
"pink sheets."

Q: What will I receive in the Reverse/Forward Stock Split?

A: If you own fewer than 300 shares of the Company's Common Stock immediately before the effective time of the transaction, you will receive $7.70 in cash, without interest, from the Company for each share that you own. If you own 300 or more shares of the Company's Common Stock at the effective time of the transaction, you will not receive any cash payment for your shares in connection with the transaction and will continue to hold the same number of shares of the
Company's Common Stock as you did before the transaction.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are important distinctions between shares held of record and those owned beneficially.

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC (the "Transfer Agent"), you are
considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by us. As the shareholder of record, you have the right to vote by proxy or in person at the Special Meeting. We have enclosed proxy cards for you to use for the shares of Common Stock that you own.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and the proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Special Meeting. As the beneficial owner, however, you are not the shareholder of record, and you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy appointment form from your broker or other nominee giving you the right to vote the shares. To vote by proxy, you must follow the voting instructions provided by your broker, bank or other nominee.

Q: If I am a beneficial owner and hold shares in street name, will these shares be subject to the terms of the Reverse/Forward Stock Split?

A: Beneficial owners of shares held in street name may or may not have their shares affected by the Reverse/Forward Stock Split. Under Missouri law, the
proposed Reverse/Forward Stock Split would operate only at the record holder level. Neither brokers and other nominees nor beneficial owners are record holders. As a result, beneficial owners who hold fewer than 300 shares of Common
Stock in street name immediately before the reverse

                                       v

stock split would not have their shares cashed out in the transaction. However, we plan to work with brokers and nominees to offer to treat shareholders holding shares in street name in substantially the same manner as shareholders whose shares are registered in their names. Accordingly, we intend to establish a process by which brokers and nominees will be able to submit to us to be cashed out in the transaction shares held in street name in accounts that would qualify to be cashed out in the transaction (accounts holding fewer than 300 shares of
Common Stock) but for the fact that they are not held of record by the beneficial owner. However, your nominee would have discretion in determining whether to accept our offer and would not be legally obligated to work with us to effect the transaction with respect to shares held by you in street name. To determine the transaction's effect on any shares you hold in street name, you should contact your broker, bank, or other nominee. Whether or not your broker chooses to effect the transaction with respect to shares you hold in street name, you may ensure that such shares would be subject to the transaction by working through your broker, bank, or other nominee to have such shares taken out of street name and registered directly in your name.

Q: How will the Company be operated after the Reverse/Forward Stock Split?

A: Assuming that the Company has fewer than 300 shareholders of record after the transaction, the Company will file a Form 15 to deregister its Common Stock under federal securities laws. Upon such filing, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the transaction is not anticipated to have any effect upon the conduct of such business. As a result of the transaction, shareholders who receive cash for their shares in the transaction will no longer have a continuing interest as shareholders of the Company and will not share in any future earnings and growth of the Company. Also, any trading in our Common
Stock will continue to occur only in the "pink sheets" or in privately negotiated sales. Please note, however, that because market makers (and not the
Company) quote our Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets."

Q: What are the federal income tax consequences of the Reverse/Forward Stock
Split to me?

A: The receipt of the cash in the Reverse/Forward Stock Split will be taxable for Federal income tax purposes. Shareholders who do not receive cash in the
Reverse/Forward Stock Split should not be subject to taxation as a result of the transaction. To review the material tax consequences in greater detail, please read the discussion under "Additional Information Regarding the Reverse/Forward
Stock Split - Material Federal Income Tax Consequences" in this proxy statement.

Q: If I own fewer than 300 shares, is there any way I can continue to be a shareholder of the Company after the Reverse/Forward Stock Split?

A: If you own fewer than 300 shares before the Reverse/Forward Stock Split, the only way you can continue to be a shareholder of the Company after the transaction is to purchase, prior to the Effective Date, sufficient additional shares to cause you to own a minimum of 300 shares on the Effective Date.
However, we cannot assure you that any shares will be available for purchase.

Q: Is there anything I can do if I own 300 or more shares but would like to take advantage of the opportunity to receive cash for my shares as a result of the transaction?

A: If you own 300 or more shares before the transaction, you can only receive cash for all of your shares if, prior to the Effective Date, you reduce your stock ownership to fewer than 300 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares would be available.

Q: What happens if I own a total of 300 or more shares beneficially, but I hold fewer than 300 shares of record in my name and fewer than 300 shares with my broker in "street name"?

A: An example of this would be that you have 200 shares registered in your own name with our Transfer Agent, and you have 100 shares registered with your broker in "street name." Accordingly, you are the beneficial owner of a

                                       vi

total of 300 shares, but you do not own 300 shares of record or beneficially in the same name. If this is the case, as a result of the Reverse/Forward Stock
Split, you would receive cash for the 200 shares you hold of record. You will also receive cash for the 100 shares held in street name if your broker or other nominee accepts our offer for each beneficial owner of fewer than 300 shares of
Common Stock held in the broker's or nominee's name to receive cash for fractional shares. If the broker or nominee does not accept our offer, you would continue to own a beneficial fractional interest in a share of our Common Stock.

Q: Should I send in my stock certificates now?

A: No. After the Reverse/Forward Stock Split is completed, we will send instructions on how to receive any cash payments you may be entitled to receive.
We will send such instructions and make such cash payments following the
Effective Date. No interest will accrue and no interest will be paid on any cash payments. See the information under "The Reverse/Forward Stock Split - Exchange of Certificates; Payment of Cash Consideration" in this proxy statement.

Q: How can I vote my shares without attending the Special Meeting?

A: Whether you hold your shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the
Special Meeting. You may vote by signing your proxy appointment form or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope.
If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How are votes counted?"

Q: Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the
Special Meeting. For shares held directly in your name, you may change your vote by signing a new proxy appointment form bearing a later date (which automatically revokes the earlier dated proxy appointment form) or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously signed proxy appointment to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: How are votes counted?

A: You may vote "FOR," "AGAINST," or "ABSTAIN" on the Reverse/Forward Stock
Split and Right of First Refusal. If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign and date your proxy appointment form with no further instructions, your shares will be voted "FOR" the approval of the
Reverse/Forward Stock Split and Right of First Refusal in accordance with the recommendations of the Board of Directors.

Q: What are the voting requirements to approve the Reverse/Forward Stock Split and Right of First Refusal?

A: Approval of the Reverse/Forward Stock Split and Right of First Refusal will require the affirmative vote of a majority of the outstanding shares of Common
Stock.

Q: What happens if I sell shares before the Special Meeting?

A: If you sell a sufficient number of shares so that you own fewer than 300 shares on the Effective Date, you will receive $7.70 cash for each share you own immediately before the Effective Date.

                                      vii

Q: Where can I find the voting results of the Special Meeting?

A: We will announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K filed with the SEC or by amending the Schedule 13E-3 filed in connection with the Reverse/Forward Stock
Split.

Q: Am I entitled to dissenters' rights in connection with the Reverse/Forward
Stock Split?

A: Under Missouri law, our Articles of Incorporation, and our Bylaws, our
shareholders are not entitled to dissenter's rights in connection with the
Reverse/Forward Stock Split. See also "Special Factors - Fairness of the
Reverse/Forward Stock Split" and the information under "Additional Information
Regarding the Reverse/Forward Stock Split - Dissenters' and Appraisal Rights" in
this proxy statement.

Q: Am I entitled to dissenters' rights in connection with the Right of First
Refusal?

A: Under Missouri law, our Articles of Incorporation, and our Bylaws, our
shareholders are not entitled to dissenters' rights in connection with the Right of First Refusal. See the information under the caption "Proposal No. 2
Amendment to Articles of Incorporation to Grant the Right of First Refusal -
Dissenters' and Appraisal Rights."

Q: What are some of the advantages of the Reverse/Forward Stock Split?

A: The Special Committee and the Board of Directors believe that the
Reverse/Forward Stock Split will have, among others, the following advantages:

     •    The Company will terminate the registration of its Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public reporting company, including the initial costs of compliance with Section 404 of Sarbanes-Oxley of
          $1,500,000, and the annual costs of compliance with Sarbanes-Oxley and related regulations (with estimated tangible costs savings/cost avoidance of approximately $845,000 before taxes annually, consisting of (i) $200,000 in annual costs historically incurred, (ii) $550,000 in annual costs that would otherwise be expected to be incurred in order to comply with Section 404 of Sarbanes-Oxley, and (iii) $95,000 in annual costs that would otherwise be expected to be incurred in order to comply with other provisions of Sarbanes-Oxley).

     •    Management will be able to focus its time and resources on the business' long-term goals and objectives.

     •    Shareholders holding fewer than 300 shares will be able to realize complete liquidity at a premium to the market price and do so through a transaction that will not include brokerage commissions and fees.

     •    The Company will be able to control the dissemination of certain business information, which is currently disclosed in our periodic reports and, accordingly, made available to our competitors, vendors, customers, and other interested parties, potentially to our detriment.

Q: What are some of the disadvantages of the Reverse/Forward Stock Split?

A: The Special Committee and the Board of Directors believe that the
Reverse/Forward Stock Split will have, among others, the following disadvantages:

     •    Shareholders owning fewer than 300 shares of the Company's Common
          Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be shareholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the Company's value.

                                      viii

     •    While the Company intends to provide to shareholders information regarding the Company's business and results of operation after the
          Reverse/Forward Stock Split, we can make no assurances as to the type of information that we will provide, the form in which the information will be presented, and the frequency with which we will make such information available. As such, shareholders remaining in the Company following the Reverse/Forward Stock Split may not have available all of the information regarding the Company's operations and results that is currently available in the Company's filings with the SEC.

     •    The Company will no longer be subject to the liability provisions of the Exchange Act.

     •    The Company will no longer be subject to the provisions of
          Sarbanes-Oxley.

     •    The officers of the Company will no longer be required to certify the accuracy of the Company's financial statements.

     •    While shareholders remaining in the Company following the
          Reverse/Forward Stock Split will continue to be able to trade shares of Common Stock on the "pink sheets," the market for such securities may become less liquid as a result of the deregistration of the Common
          Stock. In addition, because market makers (and not the Company) quote our Common Stock in the "pink sheets," we cannot guarantee that our
          Common Stock will always be available for trading in the "pink sheets."

     •    The deregistration and subsequent decreased liquidity of the Common
          Stock may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a non-public reporting company.

     •    The Company will be less likely to be able to use stock to acquire other companies, although we have not done this in many years.

     •    It will be more difficult for the Company to access the public equity and public debt markets, although we have not done this in many years.

     •    It will be more difficult and more expensive for the Company to access the private debt markets.

     •    It will be more difficult for our vendors and customers to determine the creditworthiness of the Company.

Please see the section of this proxy statement entitled "Special Factors -
Effect of the Reverse/Forward Stock Split."

Q: Is there a method to prevent the number of holders of record of our Common
Stock from reaching 300, thereby making the Company a public reporting company?

A: We need to be able to keep the number of holders of record of our Common
Stock below 500 in order to avoid re-registering under the Exchange Act, and below 300 in order to avoid filing public reports and complying with
Sarbanes-Oxley. Therefore, we are proposing to amend our Articles of
Incorporation to include the Right of First Refusal which would provide us with a standing option for us to repurchase any shares of Common Stock proposed to be transferred by a Continuing Shareholder if after such proposed transfer the number of shareholders of record of our Common Stock would equal or exceed 250.
The price to be paid for the shares purchased upon exercise of this option would be equal to (i) the mean between the bid and asked prices (as published in the
"pink sheets") averaged over the 20 trading days on which the shares of Common were actually quoted immediately preceding the date of exercise of the option or
(ii) if the Common Stock is not then quoted in the "pink sheets," or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our Board of Directors.

                                       ix

Q: The Company has been publicly held for many years; what are some of the reasons for deregistering the Common Stock now?

A: The Board of Directors believes that the Company currently derives no material benefit from being a public reporting company. In addition to the direct financial burden of being a public reporting company, even prior to the delisting of the Common Stock from the Nasdaq National Market on May 16, 2005, the trading market in the Company's Common Stock has not provided liquidity to its shareholders, nor does the Company expect that it will permit the Company to use its stock as currency for acquisitions or other transactions in the future.
Additionally, the scarce trading volume results in substantial spikes in the trading price when actual trades are made in the market.

Please see the sections of this proxy statement entitled "Special Factors -
Reasons for the Reverse Stock Split" and "Additional Information Regarding the
Reverse Stock Split - Market for the Common Stock."

Q: What are some of the factors supporting the Board of Directors' determination to recommend approval of the Reverse/Forward Stock Split?

A: The Board of Directors based its determination to recommend approval of the
Reverse/Forward Stock Split proposal on several factors. Importantly, the Board considered the relative advantages and disadvantages discussed above and under
"Special Factors - Reasons for the Reverse Stock Split" and "Special Factors -
Fairness of the Reverse/Forward Stock Split" in this proxy statement. The Board of Directors also considered certain other factors, including:

     •    The financial presentations and analyses of management and the opinion of Stifel regarding the Reverse/Forward Stock Split proposal and the
          Special Committee and Board of Directors' discussions and conclusions about the fairness, from a financial point of view, of the proposed per pre-split share price of $7.70 to be paid for fractional shares to the Company's unaffiliated shareholders owning fewer than 300 shares of Common Stock;

     •    The projected tangible and intangible cost savings/cost avoidance to the Company by terminating its public reporting company status; and

     •    Attempts of the Company's shareholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of the Company's Common Stock, where only a small number of shares could be purchased or sold without the risk of significantly increasing or decreasing the trading price.

Please see the section of this proxy statement entitled "Special Factors -
Fairness of the Reverse/Forward Stock Split."

Q: What are the interests of the Company's directors and officers in the
Reverse/Forward Stock Split?

A: In considering the Board of Directors' recommendation to approve the
Reverse/Forward Stock Split proposal, shareholders should be aware that, as a result of the transaction, the Company estimates that its directors and officers, collectively, will beneficially own approximately [30.60%] of the
Company's Common Stock. It is not anticipated that the Reverse/Forward Stock
Split will have any affect on the directors and executive officers of the
Company, other than with respect to their relative share ownership. Because the number of total outstanding shares of Common Stock of the Company will be reduced as a result of the Reverse/Forward Stock Split, the directors and executive officers, as a group, will hold a larger relative percentage of the
Company. As of the Record Date, the directors and executive officers collectively beneficially held 2,005,582 shares, or [30.24%] of our Common
Stock. Based on our estimates, taking into account the effect of the
Reverse/Forward Stock Split, the directors and executive officers will collectively beneficially hold 2,005,582 shares, or [30.60%] of our Common
Stock.

                                       x

Q: What is the total cost of the Reverse/Forward Stock Split to the Company?

A: The Company estimates that the total cost of the Reverse/Forward Stock Split to the Company will be approximately $936,911, of which the Company will pay approximately $611,911 to cash out fractional shares and approximately $325,000 of legal, accounting, and financial advisory fees and other costs to effect the
Reverse/Forward Stock Split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the
Reverse/Forward Stock Split changes as a result of purchases or sales of Common
Stock by unaffiliated shareholders.

Q: How will the Company fund the Reverse/Forward Stock Split?

A: The Company will fund the costs incurred by us in connection with the
Reverse/Forward Stock Split from borrowings under our revolving credit facility with Fleet Capital Corporation ("Fleet"), as amended. Please see the section of this proxy statement entitled "Additional Information Regarding the
Reverse/Forward Stock Split - Source of Funds and Expenses."

                                       xi

                                TABLE OF CONTENTS

PROPOSAL NO. 1 AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES

   Inability to Realize Benefits Normally Associated with Public

   Special Interests of the Affiliated Shareholders in the Reverse/Forward

   Federal Income Tax Consequences to Shareholders Who Receive Cash

                                      xii

   Special Interests of the Affiliated Shareholders in the Right

ANNEX A-1 - PROPOSED FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
 TO EFFECT REVERSE STOCK SPLIT
ANNEX A-2 - PROPOSED FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
 TO EFFECT FORWARD STOCK SPLIT
ANNEX A-3 - PROPOSED FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
 TO GRANT RIGHT OF FIRST REFUSAL
ANNEX B - THE FINANCIAL ADVISOR'S FAIRNESS OPINION
PROXY CARD

                                      xiii

                                 PROXY STATEMENT
                            COLLINS INDUSTRIES, INC.

                                ---------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                January 19, 2006

                                ---------------

                                  INTRODUCTION

     The accompanying proxy is being solicited by the Board of Directors of
Collins Industries, Inc., a Missouri corporation (the "Company"), on behalf of the Company for use at a special meeting of shareholders to be held at 10:00
a.m., Central Standard Time, on Thursday, January 19, 2006 (the "Special
Meeting"), at the Dallas Marriott Solana, 5 Village Circle, Westlake, Texas and
at any adjournment thereof. The approximate date on which the proxy statement and the form of proxy are being sent to shareholders is on or about [December
16], 2005. The cost of preparing and mailing the enclosed material is to be borne by the Company.

     At the Special Meeting, the following matters will be considered:

          1. To approve amendments to the Company's Articles of Incorporation to effect a reverse/forward stock split of the Company's outstanding Common
     Stock, whereby the Company will effect a 1-for-300 reverse stock split, such that shareholders owning fewer than 300 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 300-for-1 forward stock split (the "Reverse/Forward Stock Split");

          2. To approve an amendment to the Company's Articles of Incorporation granting to the Company an option to acquire shares proposed to be sold by shareholders subsequent to the Reverse/Forward Stock Split if, after such sale, there would be 250 or more holders of record of the Common Stock (the
     "Right of First Refusal"); and

          3. The transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends that shareholders vote FOR the amendments to the Company's Articles of Incorporation to (i) effect the Reverse/Forward Stock
Split and (ii) grant to the Company the Right of First Refusal. The Company's
principal office is located at 15 Compound Drive, Hutchinson, Kansas 67502. The
Company's telephone number is 620-663-5551.

THE REVERSE/FORWARD STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND
NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION
HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE/FORWARD STOCK SPLIT OR
UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proxies and Election Inspectors

     Proxies that are properly executed and duly returned to the Company will be voted in accordance with the instructions contained therein. If no instruction is given with respect to any proposal to be acted upon, the proxy will be voted in favor of the proposals set forth therein. Each proxy granted may be revoked at any time prior to its exercise by the subsequent execution and submission of a revised proxy, by written notice to the Company, or by voting in person at the
Special Meeting.

     Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote.

     The election inspectors will treat shares referred to as "broker non-votes"
(i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and will be tabulated as if the votes were not cast for the matters indicated (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Who Can Vote at the Special Meeting

     Currently, the only class of voting securities of the Company is its common stock, par value $.10 per share, which we refer to as the Common Stock, each share of which entitles the holder thereof to one vote. As of November 11, 2005
(the "Record Date"), there were [6,633,013] shares of Common Stock outstanding and entitled to vote at the Special Meeting or any adjournment thereof.
Immediately prior to the time the amendment to our Articles of Incorporation including the Right of First Refusal is filed with the Secretary of State of the
State of Missouri, our Board of Directors will adopt a resolution to create and issue one share of capital stock that has the identical privileges, powers, rights, qualifications, and limitations of the Common Stock, except that the newly-issued share of capital stock will not be subject to the Right of First
Refusal.

     You may vote all of the Common Stock that you own as of the close of business on the Record Date, which includes shares held directly in your name as the "shareholder of record" and shares held for you as the "beneficial owner"
either through a broker, bank, or other nominee. Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

     Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC (the "Transfer
     Agent"), you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by us. As the shareholder of record, you have the right to vote by proxy or in person at the Special Meeting. We have enclosed proxy cards for you to use for the shares of Common Stock that you own.

     Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and the proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Special Meeting. As the beneficial owner, however, you are not the shareholder of record, and you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy appointment form from your broker or other nominee giving you the right to vote the shares. To vote by proxy, you must follow the voting instructions provided by your broker, bank, or other nominee.

     All holders of Common Stock may attend the Special Meeting in person. If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. Only holders of record of
Common Stock as of the Record Date or their duly appointed proxies may cast their votes in person at the Special Meeting.

     Whether you hold your shares directly as shareholder of record or beneficially in street name, you may direct your vote without attending the
Special Meeting. You may vote shares registered in your name by signing your proxy card and shares held in street name by following the voting instructions provided by your broker, bank,

or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without specifying your voting instructions, your shares will be voted as described above in
"Questions and Answers About the Meeting and Transactions."

Vote Required

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the purposes of approving the amendments to our Articles of Incorporation to (i) effect the Reverse/Forward
Stock Split and (ii) grant to the Company the Right of First Refusal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of
Common Stock issued and outstanding and entitled to vote at the Special Meeting is required for the adoption of the proposals set forth herein.

     As of the Record Date, our directors and executive officers held a total of approximately [30.24%] of the Common Stock entitled to vote at the Special
Meeting. Our directors and executive officers have indicated that they will vote
"FOR" the Reverse/Forward Stock Split and Right of First Refusal at the Special
Meeting.

                                 PROPOSAL NO. 1
                           AMENDMENTS TO THE COMPANY'S
                            ARTICLES OF INCORPORATION
                                    TO EFFECT
                         THE REVERSE/FORWARD STOCK SPLIT

Structure of the Reverse/Forward Stock Split

     The Board of Directors, upon the recommendation and approval of a special committee of independent directors of the Company's Board of Directors (the
"Special Committee"), has authorized the Reverse/Forward Stock Split and recommends the transaction for your approval. The Reverse/Forward Stock Split consists of a 1-for-300 reverse stock split, such that shareholders owning fewer than 300 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, followed immediately by a 300-for-1 forward stock split. The Reverse/Forward Stock Split is intended to take effect on the date we file Certificates of Amendment to our
Articles of Incorporation with the Secretary of State of the State of Missouri, or on any later date that we may specify in such Certificates of Amendment (the
"Effective Date"). At 6:00 p.m. Central Standard Time on the Effective Date, the
Company will effect a 1-for-300 reverse stock split of the Common Stock, pursuant to which a holder of 300 or more shares of the Common Stock immediately before the reverse stock split (the "Continuing Shareholder") will immediately after the reverse stock split hold one share of the Common Stock for each 300 shares of Common Stock held immediately prior to the reverse stock split. Any shareholder owning fewer than 300 shares of the Common Stock immediately before the reverse stock split (the "Cashed Out Shareholder") will receive the right to receive cash in exchange for the resulting fractional share thereof and will no longer be a shareholder of the Company. At 6:01 p.m. Central Standard Time on
the Effective Date (and after the completion of the reverse stock split), the
Company will effect a 300-for-1 forward stock split of Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the reverse stock split and immediately prior to the forward stock split will immediately after the forward stock split hold 300 shares of Common Stock for each share held immediately prior to the forward stock split. In other words, a shareholder holding 300 or more shares of Common Stock immediately before the
Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

     As of October 28, 2005, the most recent practicable date prior to the date of this proxy statement, there were 6,633,013 shares of Common Stock outstanding and 468 holders of record. As of such date, approximately 283 holders of record held fewer than 300 shares of Common Stock. While we have limited direct knowledge of the number of shares of Common Stock owned beneficially (but not of record) by persons who hold such shares in street name, based upon the information obtained from our transfer Agent and from the securities depositary which holds most of such shares, we believe there are, in addition to the 27,104 shares held by shareholders of record, approximately 52,365 shares of Common
Stock held by beneficial owners who would be cashed out in the transaction. As a result, we believe that the Reverse/Forward Stock Split will reduce the number of holders of record of the Company to approximately 174.

     Consequently, we expect that the number of record holders of Common Stock would be reduced to fewer than 300, and we would be able to deregister the
Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") and
no longer be subject to the Securities and Exchange Commission (the "SEC")
filing and reporting requirements imposed on SEC reporting companies. We also expect that the total number of shares of Common Stock that would be cashed out in the transaction at $7.70 per share would be approximately 79,469 shares, for a total cash payment of approximately $611,911. It should be noted, however, that changes in share ownership prior to the effective time of the
Reverse/Forward Stock Split, as well as the actual distribution of shares held in street name and the extent to which beneficial owners of those shares participate in the transaction, would affect those estimates, perhaps materially.

     The Special Committee has set the cash consideration to be paid to Cashed
Out Shareholders at $7.70 per share of Common Stock, and the Board of Directors, upon recommendation and approval of the Special Committee, approved such determination. The Special Committee retained Stifel, Nicolaus & Company,
Incorporated, a regional investment banking firm ("Stifel"), as its financial advisor in connection with the Reverse/Forward Stock Split. Stifel completed its valuation analysis dated as of October 28, 2005, indicating that the going concern value of the Common Stock ranged from $6.47 to $8.12. On October 31,
2005, Stifel delivered its opinion, subsequently confirmed in writing, to the
Special Committee that, as of such date, and based on and subject to the factors and assumptions set forth in that opinion, the $7.70 per share consideration offered in the Reverse/Forward Stock Split is fair, from a financial point of view, to the Cashed Out Shareholders. The Special Committee believes that $7.70 per share is a fair price to all the affiliated and unaffiliated shareholders of the Company, including the unaffiliated Cashed Out Shareholders and the unaffiliated Continuing Shareholders. The Company currently estimates that
Cashed Out Shareholders will receive cash consideration for their cancelled shares within approximately three weeks after the Effective Date. For a more detailed discussion, please see "Special Factors - Fairness of the
Reverse/Forward Stock Split" and "The Reverse/Forward Stock Split - Exchange of
Certificates; Payment of Cash Consideration."

     In order to complete the Reverse/Forward Stock Split, a majority of the shares of the Common Stock outstanding and entitled to vote at the Special
Meeting must approve the Certificates of Amendment to our Articles of
Incorporation to effect the Reverse/Forward Stock Split. The executive officers and directors of the Company (the "Affiliated Shareholders"), who together own
[30.24%] of the voting power of the Common Stock outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the
Reverse/Forward Stock Split proposal at the Special Meeting. This means we will only need an additional [19.86%] of the shares of the Common Stock outstanding and entitled to vote at the Special Meeting to approve the Reverse/Forward Stock
Split. The Board of Directors has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after approved by the shareholders) if it subsequently determines that the Reverse/Forward
Stock Split, for any reason, is not then in the best interests of the Company.
Such reasons include any change in the nature of the shareholdings of the
Company prior to the Effective Date which results in the failure of the
Reverse/Forward Stock Split to effect a reduction in the number of shareholders of record of the Company to below 300.

     The Reverse/Forward Stock Split is considered a "Rule 13e-3 transaction", as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to and, if completed, will likely terminate the registration of the
Common Stock under Section 12(g) of the Exchange Act and suspend the Company's duty to file periodic reports with the SEC. In connection with the
Reverse/Forward Stock Split, we have filed a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with the SEC.

Background of the Reverse/Forward Stock Split

     We incur direct and indirect costs associated with compliance with the
Exchange Act's filing and reporting requirements imposed on public companies.
The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). In
addition, we have incurred direct and indirect expenses associated with previous listing of our Common Stock on the Nasdaq National Market, which listing was terminated on May 16, 2005. We are seeking to undertake the Reverse/Forward
Stock Split at this time because of the significant costs and burdens associated with compliance with the forthcoming internal control audit requirements of
Section 404 of Sarbanes-Oxley. The cost of implementing Section 404's internal control procedures is unduly burdensome and costly considering the Company's size, because the Company

has too few personnel to implement the new requirements of Section 404 and would incur substantial costs to enact such procedures.

     We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

     In recent years, our Common Stock has attracted limited institutional investors or market research attention which could have created a more active and liquid market for the Common Stock. Relatively low trading volume and low market capitalization have reduced the liquidity benefits to the shareholders of the Company and mitigated the ability to use Common Stock as a significant part of our employee compensation and incentive strategy. In addition, because we have not used Common Stock as consideration, nor been active in the corporate merger and acquisition market, the benefit of a publicly traded stock to use in conjunction with acquisitions or other stock transactions has not been realized.

     We have not derived significant benefits from maintaining a public trading market. The Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of many advantages (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which the Company has not enjoyed the benefits typically afforded public reporting company status, please see the information under "Special Factors - Reasons for the Reverse/Forward Stock Split" in this proxy statement.

     In light of these circumstances, the Special Committee and, upon the recommendation of the Special Committee, the Board of Directors, believe that it is in our best interests to undertake the Reverse/Forward Stock Split at this time to enable us to deregister the Common Stock under the Exchange Act, which will relieve us of the administrative burden, cost, and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act.

     Prior to the adoption of Sarbanes-Oxley, members of our Board of Directors and our executive officers took note of published articles describing shifts in public capital markets to the disadvantage of companies such as ours that have relatively small amounts of outstanding capital. These articles suggested that being publicly held might not be advantageous for a company the size of ours.
This observation was reinforced in passing discussions with executives from other companies, investment bankers, legal counsel, and independent auditors, and through service by our directors on the boards of other public companies.

     Since the proposal of the Sarbanes-Oxley, our Board of Directors and executive officers have attended various seminars and presentations, and have had numerous discussions with our auditors and legal counsel to follow the progression of Sarbanes-Oxley and the Nasdaq National Market requirements applicable to the Company. In this process, they have noted the costs and time commitments required to comply with increasing levels of associated regulation.
Over this period of time, our directors and executive officers had informal discussions about the historical and prospective time commitments and costs associated with Sarbanes-Oxley compliance.

     On October 10, 2003, we conducted a modified Dutch auction tender offer because we believed that our Common Stock was undervalued in the public market.
In this transaction, we purchased 1,050,899 shares at $4.50 per share. In proposing, analyzing, and discussing that transaction, the Board of Directors intended that the Company continue to be registered under the Exchange Act following completion of the transaction and in the future. The Board of
Directors believed that being widely held and having securities registered under the Exchange Act was in the best interests of the Company at that time.

     On January 31, 2005, we announced that our annual report on Form 10-K for the period ended October 31, 2004 would not be filed with the SEC on a timely basis. Company management and the Audit Committee of the Board of Directors were investigating and analyzing the Company's manner of establishing reserves in various specific workers' compensation cases. The Company contemplated that the investigation may result in changes to workers' compensation reserves and, if material, such amounts would likely result in a restatement of previously issued financial statements. The decision to delay filing of our Form 10-K for the period ended October 31, 2004

was made to permit the Company's management and Audit Committee to complete this investigation and analysis, and to allow its outside auditors sufficient time to complete the audit of the Company's October 31, 2004 financial statements.

     On February 21, 2005, the Company received a notice of determination that it had failed to comply with Nasdaq continued listing requirements due to the delay in filing its Form 10-K for the fiscal year ended October 31, 2005. The
Company requested a written hearing before the Nasdaq Listing Qualifications
Panel (the "Panel"), which stayed the delisting of our Common Stock from the
Nasdaq National Market until the Panel had rendered its decision.

     On February 22, 2005, prior to commencement of a Board of Directors meeting, one of our directors, William R. Patterson, suggested that the Board of
Directors at an appropriate time consider the advisability of deregistering our
Common Stock under the Exchange Act in light of increasing costs of
Sarbanes-Oxley compliance, especially the anticipated costs of Section 404 compliance. As a member of the board of directors of another company that had securities registered under the Exchange Act, Mr. Patterson had observed that company deregister its stock and suspend its obligations to file periodic reports and comply with Sarbanes-Oxley. That company was readily able to deregister its stock because at that time it had fewer than 300 shareholders of record. He suggested that deregistration of the Company's Common Stock might prove to be a prudent alternative to bearing the increasing expenses of periodic reporting and Sarbanes-Oxley compliance. When questioned about the possibility of deregistration, counsel indicated that because the Company had more than 300 shareholders of record, one of several types of shareholder reduction transactions would need to be carefully considered and completed before it would be possible to deregister the Common Stock under the Exchange Act. It was also observed that prior to such a transaction, the Company would have to file all required periodic Exchange Act reports, which it had not done due to the pending investigation of workers' compensation reserves. Following discussion, it was determined to defer consideration of deregistration until a later date and to focus Company efforts on the pending investigation and completing the filing of all required periodic Exchange Act reports.

     On March 2, 2005, the Company announced that it would restate its previously issued financial statements for the 2002 and 2003 fiscal years to correct the manner in which the Company had established and recorded workers'
compensation reserves. In addition, the Company announced that previously released financial information for fiscal 2004 would also be restated.

     On March 17, 2005, the Nasdaq Listing Qualifications Panel conducted a written hearing, but delayed its decision in order to consider additional information submitted by the Company that was deemed relevant to the Panel's determination. The Company was notified by the Panel that it would continue its review of the Company's listing status on or about March 31, 2005.

     On March 21, 2005, the Company announced the retirement of its chief financial officer and the commencement of a search to identify candidates to fill that position.

     On March 30, 2005, the Company announced that it had received notice of a determination by Nasdaq that the Company failed to comply with Nasdaq continued
listing requirements due to the delayed filing with the SEC of its Form 10-Q for the fiscal quarter ended January 31, 2005, and that its securities were therefore subject to delisting from the Nasdaq National Market.

     On May 12, 2005, the Company announced that the Audit Committee had completed its investigation of the Company's reserves for future workers'
compensation costs, and had recommended revised procedures for establishing workers' compensation reserves. The Company also announced that it was continuing to work closely with its outside auditor, KPMG LLP ("KPMG"), to complete the audit of its restated financial statements. The audit for the Form
10-K for the fiscal year ended October 31, 2004, could not be completed, however, until the Company had filled its chief financial officer vacancy, and the chief financial officer of the Company was able to provide typical management representations to KPMG. Separately, the Company announced the hiring of a new chief financial officer who would assume this position on May 23, 2005.

     On May 17, 2005, the Company announced that our Common Stock had been delisted from the Nasdaq National Market as of the opening of business May 16,
2005, because the Company had failed to timely file its Form

10-K for the fiscal year ended October 31, 2004 and Form 10-Q for the fiscal quarter ended January 31, 2005. The Common Stock then began trading on the "pink sheets."

     In early June, 2005, Donald Lynn Collins discussed with counsel the steps necessary to deregister our Common Stock under the Exchange Act and the advantages and disadvantages of related to such action.

     At the June 23, 2005 meeting of the Board of Directors, a discussion took place regarding deregistration of our Common Stock after filing our delinquent
Form 10-K and Forms 10-Q. It was decided to have Donald Lynn Collins meet with
Company counsel and an investment banker to more clearly identify the Company's alternatives for deregistration for review at a future Board of Directors meeting.

     On July 20, 2005, Donald Lynn Collins met with counsel and a representative of Stifel to review, generally, shareholder reduction transaction structures and the deregistration process. Shortly thereafter, Mr. Collins had similar conversations with counsel and a representative of another investment banking firm.

     On July 22, 2005, in response to a series of questions from members of the
Board of Directors regarding deregistration, counsel delivered a legal memorandum addressing several transaction structures that would permit the
Company to deregister its Common Stock under the Exchange Act.

     At the July 25, 2005 meeting of the Board of Directors, Donald Lynn Collins reported on his discussions with counsel and representatives of two investment banking firms regarding the advantages and disadvantages of deregistering the
Common Stock as opposed to relisting the Common Stock on the Nasdaq National
Market. He shared responses to questions previously posed to counsel. The Board of Directors discussed the increasing costs of maintaining registered stock and evaluated the merits of a shareholder reduction transaction that would allow deregistration of the Common Stock. The Board of Directors also discussed alternatives to effectuate a shareholder reduction transaction. After a full discussion, the Board of Directors concluded that the objective of deregistration warranted further study. The Board of Directors concluded that no decision could be reached at this meeting as to whether to deregister the Common
Stock or, alternatively, attempt to relist the Common Stock on the Nasdaq
National Market. The Board of Directors decided to continue the discussion after the Company had completed restating its financial statements and filed its delinquent Exchange Act filings.

     On August 3, 2005, the Company filed its Form 10-K for the fiscal year ended October 31, 2004, and Forms 10-Q for the fiscal quarters ended January 31,
2005, and April 30, 2005. On that date, we announced that the Company would not immediately take steps to relist its Common Stock on the Nasdaq National Market based on a review of the benefits and burdens of the Company's status as a reporting company under the Exchange Act, including the alternatives for the trading of its Common Stock.

     On August 9, 2005, we announced that on August 3, 2005, KPMG had resigned as the independent registered public accounting firm of the Company.

     At the August 22, 2005 meeting of the Audit Committee, the Audit Committee discussed a shareholder reduction transaction. After lengthy discussion of the various issues related to such a transaction, the members voted to recommend to the Board of Directors that an investment banking firm be hired and assist the
Company in exploring such a transaction and to instruct the investment banking firm selected to conduct a return on investment calculation on such a transaction.

     At the August 23, 2005 meeting of the Board of Directors, the Board of
Directors discussed further a shareholder reduction transaction. The various benefits and detriments of a shareholder reduction transaction were discussed, including the avoidance of costs associated with Sarbanes-Oxley compliance. The
Board of Directors agreed unanimously that a change of control or a sale of the
Company was not being contemplated and was not in the best interest of the
Company's shareholders. Following this discussion, although the Board of
Directors did not believe that the interests of any of the directors, including management directors, were in conflict with the interests of any other shareholders in connection with such a transaction, other than the fact that all directors held sufficient shares so that they would not be cashed out as a result of the transaction, the Board of Directors appointed the Special
Committee, comprised of three independent members of the Board of Directors, who are not, and have never been, employees of the Company, for the purpose of reviewing, considering, evaluating, and determining the terms,

merits and, procedures of a shareholder reduction transaction and to determine, among other matters, whether a shareholder reduction transaction would be fair and in the best interests of the Company and its shareholders. Arch Gothard was appointed as Chairman of the Special Committee. The Board of Directors
authorized the Special Committee to engage such legal or financial advisors as it deemed appropriate. Shortly thereafter, the Special Committee considered the necessity of obtaining independent legal counsel and identified potential financial advisors to assist the Special Committee in evaluating a shareholder reduction transaction. The Special Committee determined that it would not engage special counsel.

     On August 31, 2005, we announced that on August 29, 2005, upon the recommendation and approval of the Audit Committee, the Company had engaged
McGladrey & Pullen, LLP ("McGladrey") to serve as the Company's independent auditors.

     During the last week in August and first two weeks of September, 2005, counsel assisted the Special Committee Chairman in arranging interviews with investment bankers. The Special Committee and counsel identified potential candidates based on prior experience and professional reputations. Three candidates emerged and were scheduled to be interviewed by the Special
Committee.

     At a September 7, 2005 meeting, the Special Committee and counsel discussed the duties and obligations of a special committee, and ensured that the Special
Committee was independent and could function properly as a committee of independent directors. A discussion of the process for considering and recommending a shareholder reduction transaction and deregistration of the
Common Stock then took place, including a discussion of the fiduciary duties of
Special Committee members in that context. The Special Committee then interviewed representatives of three investment banking firms regarding their ability to assist with the analysis and implementation of a shareholder reduction transaction. Each firm made a general presentation about its experience and proposed services. Following these presentations, the Special
Committee evaluated the comparative strengths of the investment banking firms interviewed.

     On September 8, 2005, the Special Committee held a telephonic meeting to complete their analysis of the investment bank presentations and to finalize a choice of financial advisor to the Special Committee. After a full discussion, the Special Committee selected Stifel as financial advisor to the Special
Committee. Thereafter, Stifel presented a formal engagement letter, which was negotiated and executed on September 28, 2005.

     On September 23, 2005, Stifel requested certain preliminary information from the Company in preparation for the performance of its due diligence.

     On September 25, 2005, the Special Committee discussed the status of
Stifel's due diligence work and received a report from counsel regarding various issues associated with shareholder reduction transactions. Based on the report, the Special Committee identified certain items that it wanted to investigate and consider further at its next meeting.

     At its September 26, 2005 meeting, the Special Committee approved the draft of the Stifel engagement letter for financial consulting services to the Special
Committee. The Special Committee then discussed the various forms that a shareholder reduction transaction could take. The Special Committee considered a transaction in the form of a cash merger, but expressed concern that this structure would be too complex and costly given the likely size of the transaction. The Special Committee preliminarily decided to examine a shareholder reduction transaction using a reverse stock split followed by a forward stock split. Lastly, the Special Committee, along with Donald Lynn
Collins, discussed the potential impact of a shareholder reduction transaction and deregistration of the Common Stock on the Company's Restated Tax Deferred
Savings Plan. Much of this discussion, which was continued on September 27,
2005, focused on the changes that may need to be made to the plan if the Company proceeded with a shareholder reduction transaction and deregistration of the
Common Stock.

     At the September 27, 2005 meeting of the Board of Directors, the Board of
Directors considered the engagement letter of Stifel, which was presented by Mr.
Gothard. Following a discussion of the advantages and disadvantages of a shareholder reduction transaction that would permit the Company to deregister its Common Stock and suspend its obligations to file special and periodic reports with the SEC, the engagement letter for the transaction was approved.
The Board of Directors also confirmed it would respond to all inquiries from parties

expressing an interest in purchasing the Company by informing those parties that the Company is not for sale. It was noted that the Board of Directors would review any credible offers and reply accordingly. It was further noted that no credible offers had been received.

     On or about October 5, 2005, Stifel began conducting management telephonic interviews and securing projections for its financial modeling and ongoing valuation work. On October 13, 2005, Stifel conducted interviews of Company management at the Company's offices in Southlake, Texas.

     Between October 13, 2005 and October 23, 2005, the Special Committee,
counsel, and Stifel had various discussions regarding the structure and timing of the transaction.

     At the October 24, 2005 meeting of the Special Committee, the Special
Committee met with counsel and representatives of Stifel to discuss various issues related to the Reverse/Forward Stock Split and Right of First Refusal.
Among other things, the Special Committee discussed at length the fiduciary duties associated with the proposed Reverse/Forward Stock Split and Right of
First Refusal, the structure of the proposed Reverse/Forward Stock Split and
Right of First Refusal, and the disclosure alternatives available to the Company upon deregistration of the Common Stock. Also at this meeting, Stifel provided an update as to the status of its valuation process for the proposed
Reverse/Forward Stock Split. The Special Committee was informed that Stifel anticipated completing the valuation process by October 28, 2005. To give the
Special Committee an indication of the Company's current shareholder stratification, Stifel presented to the Special Committee a report entitled
Stratification Analysis & Cost Estimates. The discussion then focused on the number of shares held by registered shareholders and beneficial holders, the procedure for making the transaction available to beneficial holders, and cost estimates of repurchasing fractional shares at various hypothetical premiums to the current market price of the Common Stock. It was explained that these materials were presented for discussion purposes only and were not the basis of
Stifel's valuation or fairness opinion. Don L. Collins and Donald Lynn Collins were present to observe the meeting by invitation of the Special Committee.

     On October 28, 2005, the Special Committee met with counsel and representatives of Stifel to receive a revised shareholder Stratification
Analysis & Cost Estimate and Stifel's Common Stock Valuation Analysis. Please
see "Special Factors - Opinion of Financial Advisor" for a detailed summary of the presentation made by Stifel. Please also see the complete Fairness Opinion prepared by Stifel, which is attached hereto as Annex B.

     On October 31, 2005, the Special Committee discussed the valuation report received from Stifel. After full discussion, and for the reasons discussed below under "Special Factors - Fairness of the Reverse/Forward Stock Split," the
Special Committee unanimously recommended the proposed Reverse/Forward Stock
Split and Right of First Refusal to the full Board of Directors, including recommendations that (a) the Reverse/Forward Stock Split ratio of 1-to-300 be used, (b) the consideration for fractional share interests that would be cashed out be set at $7.70 per pre-split share, and (c) that the Right of First Refusal be recommended to the shareholders for adoption. The Special Committee recommended this stock split ratio after reviewing the distribution of ownership of Common Stock held of record and in street name in light of the purpose of the
Reverse/Forward Stock Split and the expenses necessary to conduct the
Reverse/Forward Stock Split.

     On October 31, 2005, the Board of Directors met to discuss the conclusions reached by the Special Committee regarding the shareholder reduction transaction. The Special Committee also discussed the anticipated costs of the shareholder reduction transaction and the expected cost savings to the Company of no longer having the obligations to file special and periodic reports with the SEC. Following this discussion, the Special Committee concluded that the transaction was justified economically. After a full discussion, the Special
Committee recommended that the Board of Directors adopt its proposal for the
Reverse/Forward Stock Split and the Right of First Refusal. The Board of
Directors adopted the Special Committee's recommendation unanimously.

     Other than Stifel, no other outside party prepared or presented any reports, presentations, analyses or opinions in connection with the
Reverse/Forward Stock Split and no other investment firm was formally retained by the Company.

     All of the members of the Special Committee attended each meeting of the
Special Committee outlined in this section and participated in each discussion regarding the proposed transaction, and each matter approved by the Special
Committee was unanimously approved by the Special Committee.

     All of the members of the Board of Directors attended each meeting of the
Board of Directors outlined in this section and participated in each discussion regarding the proposed transaction, and each matter approved by the Board of
Directors was unanimously approved by the full Board of Directors.

Costs of Proxy Solicitation and the Reverse/Forward Stock Split

     We will pay the cost of preparing, assembling and mailing this proxy soliciting material and Notice of Special Meeting of Shareholders. Solicitation
by mail, telephone, facsimile, or personal solicitation may also be undertaken by our directors, executive officers, or regular employees, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the
Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by us for their reasonable expenses.

     The repurchase of the Cashed Out Shareholders' fractional shares resulting from the Reverse/Forward Stock Split is estimated to cost approximately
$936,911. The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be greater or less than the estimates shown below.

Cash for purchase of Cashed Out Shareholders'
fractional shares                                        $611,911
         Legal fees and expenses                                         100,000
         Financial consulting fees                                       150,000
         Special Committee fees and expenses                               5,000
         Transfer Agent                                                   50,000
         Printing, mailing, and other costs                               20,000
         Total fees                                      $325,000
                                                         -----------------------
Total                                                    $936,911

     We intend to fund these costs from borrowings under our revolving credit facility with Fleet Capital Corporation ("Fleet"), as amended. For a more detailed discussion, please see "Additional Information Regarding the
Reverse/Forward Stock Split - Source of Funds and Expenses" in this proxy statement.

                                 SPECIAL FACTORS

Purpose of the Reverse/Forward Stock Split

     The primary purpose of the Reverse/Forward Stock Split is to enable the
Company to deregister and terminate its obligations to file special and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of deregistering the Common Stock include eliminating the costs associated with filing documents under the Exchange Act with the SEC, eliminating the costs of compliance with Sarbanes-Oxley and related regulations, reducing the direct and indirect costs of administering shareholder accounts and responding to shareholder requests, and affording shareholders holding fewer than 300 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs.

                                       10

     By purchasing the shares of the holders of fewer than 300 shares, we will:

     •    Reduce the number of the Company's shareholders of record to fewer than 300 persons, which will allow us to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company's duty to file periodic reports with the SEC;

     •    Eliminate the administrative burden and expense of maintaining small shareholder accounts;

     •    Permit these small shareholders to liquidate their shares of Common
          Stock at a fair price, without having to pay brokerage commissions, as we will pay all transaction costs in connection with the
          Reverse/Forward Stock Split; and

     •    Cause minimal disruption to shareholders owning 300 or more shares of
          Common Stock.

Reasons for the Reverse Stock Split

     We incur direct and indirect costs associated with compliance with the
Exchange Act's filing and reporting requirements imposed on public companies.
The cost of compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

     We incur direct and indirect costs associated with the filing and reporting requirements imposed on SEC reporting companies. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

     •    Annual Reports on Form 10-K;

     •    Quarterly Reports on Form 10-Q;

     •    Proxy statements and annual reports required by Regulation 14A under the Exchange Act; and

     •    Current Reports on Form 8-K.

     In addition, we pay for the costs of preparing our directors' and officers'
Section 16(a) reports (Forms 3, 4 and 5) and Section 13(d) reports (Schedule 13D or Schedule 13G) (for directors or officers that are 5% shareholders). The costs associated with these reports and other filing obligations are a significant overhead expense, including professional fees for our auditors and legal counsel, printing and mailing costs, internal compliance costs, and transfer agent costs. These related costs have been increasing over recent years, and we believe that they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC reporting companies by the recently enacted Sarbanes-Oxley.

     The Board of Directors and the Affiliated Shareholders believe that by deregistering the Common Stock and suspending the Company's periodic reporting obligations, the Company will experience an initial special annual cost savings/cost avoidance of approximately $845,000, consisting of (i) $200,000 in annual costs historically incurred, (ii) $550,000 in annual costs that would otherwise be expected to be incurred in order to comply with Section 404 of
Sarbanes-Oxley, and (iii) $95,000 in annual costs that would otherwise be expected to be incurred in order to comply with other provisions of
Sarbanes-Oxley. Such estimated annual costs are further described in greater detail below:

                                       11

Historical Fees:

Legal fees                                            $                   70,000
Printing, mailing, and filing costs                                       10,000
Audit and quarterly review fees                                          105,000
Other fees                                                                15,000
                                                       -------------------------
Total                                                 $                  200,000

Section 404 Fees:

Third party planning, testing, and documentation      $                  150,000
Audit fees                                                               200,000
Internal Personnel                                                       150,000
Other Fees                                                                50,000
                                                       -------------------------
Total                                                 $                  550,000

Other Sarbanes-Oxley Compliance Fees:

Legal fees                                            $                   20,000
Audit fees                                                                50,000
Other fees                                                                25,000
                                                       -------------------------
Total                                                 $                   95,000

Total                                                 $                  845,000

     Such estimated cost savings/cost avoidance reflect, among other things: (i)
a reduction in audit and related fees, (ii) a reduction in legal fees related to securities law compliance, (iii) the elimination of costs associated with filing periodic reports with the SEC, (iv) the reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings, (v)
the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status, (vi) the cost savings of approximately $550,000 per annum of not having to comply with the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley, and (vii)
the reduction in direct miscellaneous clerical and other expenses.

     The cost savings/cost avoidance figures set forth above are only estimates.
The actual cost savings/cost avoidance we realize from no longer being a public reporting company may be higher or lower than such estimates. Estimates of the special cost savings/cost avoidance to be realized if the Reverse/Forward Stock
Split is consummated are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

     It is important to note that in addition to the above-referenced special estimated annual cost savings/cost avoidance, the consummation of the
Reverse/Forward Stock Split and subsequent deregistration of the Common Stock would result in a significant one-time cost savings/cost avoidance due to the
Company's not being subject to the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley. Preparing the Company to comply with
Section 404 of Sarbanes-Oxley for the Company's fiscal year ending October 31,
2007 would require significant expenditures prior to that date, including costs related to computer software and hardware, fees to third parties for compliance planning, assessment, documentation and testing, and costs related to internal personnel. Such costs are estimated to exceed $1,500,000. Thereafter, in fiscal year 2007 and each year thereafter, the

                                       12

Company would be required to comply with Section 404 of Sarbanes-Oxley and would incur additional costs associated with such compliance estimated at $550,000 per year.

     We expect the actual cost savings/cost avoidance of being a non-reporting company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals, the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company in particular, are expected to continue to increase in the near future. Moreover, new legislation, such as Sarbanes-Oxley, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by our officers and directors.

     In some instances, management's cost saving/cost avoidance expectations were based on information provided by third parties or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we no longer continue as a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

Inability to Realize Benefits Normally Associated with Public Reporting Company
Status

     An additional reason for the Reverse/Forward Stock Split relates to the inability of the Company to realize many of the benefits normally presumed to result from being a public reporting company, such as the following:

     •    A typical advantage from being a public reporting company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. The Company has not had the opportunity to acquire other businesses using stock as consideration and does not presently intend to do so.

     •    Public companies can also obtain financing by issuing securities in a public offering. The Company has not accessed the capital markets in such a manner in recent years and does not presently intend to do so.

     •    Public companies often endeavor to use company stock to attract, retain and motivate employees. In recent years, the Company has used the Common Stock in such a manner on a limited basis.

     •    An enhanced company image often accompanies public reporting company status. The Company has determined that due to its size and other factors, the Company has not enjoyed an appreciable enhancement in company image as a result of its public reporting company status.

     In light of the foregoing, the Board of Directors and the Special Committee believe the benefits associated with maintaining our status as a public reporting company and maintaining our small shareholder accounts are substantially outweighed by the costs, both financial and operational, associated therewith. The Board of Directors and the Special Committee believe that it is in the best interests of the Company to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small shareholder accounts. The Board of Directors and the
Special Committee have determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of small shareholders and changing our status from that of a public reporting company to that of a more closely-held, non-reporting company. The Board of Directors, upon the recommendation and approval of the Special Committee, has determined that the reverse stock split ratio should be 1-for-300 and that the forward stock split ratio should be 300-for-1. Numerous factors were considered in reaching its determination. For a more detailed discussion, please see "Additional
Information Regarding the Reverse/Forward Stock Split - Recommendation of the
Board of Directors" and "Special Factors - Fairness of the Reverse/Forward Stock
Split" in this proxy statement.

                                       13

Reasons for the Forward Stock Split

     Effecting the forward stock split immediately after the reverse stock split benefits the Company by (i) preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares, and (ii)
avoiding the need to adjust the exercise price of any awards previously granted under the Company's 1995 Stock Option Plan and 1997 Omnibus Incentive Plan (the
"Stock Incentive Plans"). The forward stock split is also advantageous because it foregoes the added administrative expense of re-issuing stock certificates to the Continuing Shareholders.

Effect of the Reverse/Forward Stock Split

     If the Reverse/Forward Stock Split is consummated, we intend to apply for termination of registration of the Common Stock under the Exchange Act as soon as practicable after completion of the Reverse/Forward Stock Split. The
Reverse/Forward Stock Split is expected to reduce the number of shareholders of record of the Company from approximately 468 to approximately 174. Upon the termination of our reporting obligations under the Exchange Act, the Common
Stock will remain eligible for quotation on the "pink sheets," as described below. However, the completion of the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act may cause the trading market for shares of the Common Stock to be significantly reduced and as result, adversely affect the liquidity of the Common Stock. In addition, because market makers (and not the Company) quote our Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets."

Effects on Shareholders

     As used in this proxy statement, the term "Affiliated Shareholder" means any shareholder who is one of our directors or officers, and the term
"unaffiliated shareholder" means any shareholder other than an Affiliated
Shareholder. The Reverse/Forward Stock Split will generally affect the Company's
Affiliated Shareholders and unaffiliated shareholders the same. As a result, we expect that the percentage ownership of our officers and directors as a group would increase from [30.24%] before the Reverse/Forward Stock Split to [30.60%]
after the Reverse/Forward Stock Split. Although there is a slight change in the percentage of Common Stock collectively beneficially owned by the Affiliated
Shareholders of the Company, it will not affect the control of the Company. For more information on our officers' and directors' security interests, please refer to the section below entitled "Security Ownership of Directors and
Executive Officers."

     The effects of the Reverse/Forward Stock Split would vary based on whether or not all or any portion of the shareholder's shares would be cashed out in the transaction. The determination of whether or not any particular shares of Common
Stock would be cashed out in the Reverse/Forward Stock Split would be based on whether the holder of those shares holds fewer than 300 shares of Common Stock and whether such shares are held of record or in street name with a broker or other nominee. Because a shareholder may hold a portion of her shares of record and a portion of her shares in street name, a shareholder may have a portion of her shares subject to the terms of the Reverse/Forward Stock Split and a portion not subject to the Reverse/Forward Stock Split depending on the procedures and determination of her broker or other nominee.

Effects on Shareholders With Fewer Than 300 Shares of Common Stock

     If the Reverse/Forward Stock Split is implemented, shareholders, which we refer to as Cashed Out Shareholders, holding fewer than 300 shares of Common
Stock immediately before the Reverse/Forward Stock Split:

     •    will not receive a fractional share of Common Stock as a result of the
          Reverse/Forward Stock Split;

     •    will instead receive cash equal to $7.70 per share for each share of
          Common Stock held immediately before the Reverse/Forward Stock Split in accordance with the procedures described in this proxy statement;

                                       14

     •    will have no further ownership interest in the Company with respect to cashed out shares and will no longer be entitled to vote as shareholders;

     •    will not be required to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split; and

     •    will not receive any interest on the cash payments made as a result of the Reverse/Forward Stock Split.

     Cash payments to Cashed Out Shareholders as a result of the Reverse/Forward
Stock Split will be subject to income taxation. For a discussion of the federal income tax consequences of the Reverse/Forward Stock Split, please see
"Additional Information Regarding the Reverse/Forward Stock Split - Material
Federal Income Tax Consequences" in this proxy statement.

     If you would otherwise be a Cashed Out Shareholder as a result of your owning fewer than 300 shares of Common Stock, but you would rather continue to hold Common Stock after the Reverse/Forward Stock Split and not be cashed out, you may do so by taking either of the following actions:

     •    Purchase a sufficient number of additional shares of Common Stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least
          300 shares of Common Stock in your record account immediately before the Effective Date of the Reverse/Forward Stock Split; or

     •    If applicable, consolidate your accounts so that together you hold at least 300 shares of Common Stock in one record account immediately before the Effective Date of the Reverse/Forward Stock Split.

     You will have to act far enough in advance so that the purchase of any
Common Stock and/or consolidation of your accounts containing Common Stock is completed by the close of business prior to the Effective Date of the
Reverse/Forward Stock Split. The Effective Date is the date upon which the
Certificates of Amendment to our Articles of Incorporation become effective and may not be prior to the date of the Special Meeting.

Effects on Shareholders With 300 or More Shares of Common Stock

     If the Reverse/Forward Stock Split is implemented, shareholders, which we refer to as Continuing Shareholders, holding 300 or more shares of Common Stock immediately before the Reverse/Forward Stock Split:

     •    will not be affected in terms of the number of shares of Common Stock held before and after the Reverse/Forward Stock Split;

     •    will be the only persons entitled to vote as shareholders after the consummation of the Reverse/Forward Stock Split;

     •    will not receive cash for any portion of their shares; and

     •    may experience a reduction in liquidity with respect to the Common
          Stock due to the expected termination of the registration of the
          Common Stock under the Exchange Act.

     In the event that we terminate the registration of the Common Stock under the Exchange Act, we will no longer be required to file public reports of our financial condition and other aspects of our business with the SEC. While the
Company intends to provide to shareholders information regarding the Company's business and results of operation after the Reverse/Forward Stock Split, we can make no assurances as to the type of information that we will provide, the form in which the information will be presented, and the frequency with which we will make such information available. As such, shareholders remaining in the Company following the Reverse/Forward Stock Split may not have available all of the information regarding the Company's operations and results that is currently

                                       15

available in the Company's filings with the SEC. We may also decide to provide certain financial and other information on our web site at some time in the future.

     Effective May 16, 2005, the Common Stock was delisted from the Nasdaq
National Market. The Company has determined not to have the Common Stock relisted on a national exchange. Any trading in the Common Stock since being delisted has occurred through the "pink sheets." In the event that we terminate the registration of the Common Stock under the Exchange Act, the Common Stock will no longer be eligible for trading on any securities market except through the "pink sheets," which shareholders may not find to be an adequate source of liquidity. Furthermore, there is no assurance that shares of the Common Stock will be available for purchase or sale after the Reverse/Forward Stock Split has been consummated. Lastly, because market makers (and not the Company) quote our
Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets." For further discussion of the market for the Common Stock, please refer to the section below entitled "Additional Information Regarding the Reverse/Forward Stock Split -
Market for Common Stock."

Effects on the Company

     If consummated, the Reverse/Forward Stock Split will permit us to terminate the registration of the Common Stock under the Exchange Act. We intend to apply for termination of such registration as soon as practicable after the
Reverse/Forward Stock Split.

     The Reverse/Forward Stock Split is intended to reduce the number of shareholders of record of the Company to fewer than 300. The completion of the
Reverse/Forward Stock Split and the deregistration of the Common Stock under the
Exchange Act will render the Common Stock ineligible for listing or quotation on any stock exchange or other automated quotation system. After the
Reverse/Forward Stock Split, our Common Stock will remain eligible for quotation on the "pink sheets." However, Continuing Shareholders may find the public market for shares of Common Stock to be significantly reduced. In addition, because market makers (and not the Company) quote our Common Stock in the "pink sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets."

     As a result of approximately 79,469 pre-split shares of Common Stock expected to be cashed out at $7.70 per share, for a total cost (including expenses) of $936,911, (i) the aggregate shareholders' equity of the Company as of July 31, 2005, would reduce from approximately $24,700,511 on a historical basis to approximately $23,763,600 on a pro forma basis; and (ii) the book value par share of Common Stock as of July 31, 2005, would decrease from $3.93 per share on a historical basis to approximately $3.83 on a pro forma basis.

     We have no current plans to issue Common Stock after the Reverse/Forward
Stock Split other than pursuant to our Stock Incentive Plans, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board of Directors determines to be in the best interests of the
Company. Continuing Shareholders will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the shareholders.

     While the Company has no present plan to do so, after the Reverse/Forward
Stock Split has been consummated, the Company may, from time to time, repurchase shares of Common Stock pursuant to a repurchase program, privately negotiated sale, or other transaction. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company's financial condition, operating results, and available capital at the time.

     We expect to use approximately $936,911 of cash to complete the
Reverse/Forward Stock Split, including the transaction costs, and that this use of cash will not have any materially adverse effect on our liquidity, results of operation, or cash flow. Because we do not know the exact amount of shares that would be cashed out, we can only estimate the total amount to be paid to shareholders in the Reverse/Forward Stock Split. We have sufficient funds available under our credit facility with Fleet and believe that such funds will be more than offset by anticipated cost savings. For further discussion of our financing of the Reverse/Forward Stock Split, please refer to the section below entitled "Special Factors - Source of Funds and Expenses."

                                       16

     If implemented, the Reverse/Forward Stock Split will not have any effect on the compensation to be received by our directors or executive officers or on our employment arrangements with our executive officers. We refer you to the information under the heading "Security Ownership of Directors and Executive
Officers" for information regarding our current officers and directors and their stock ownership. We expect that upon the completion of the Reverse/Forward Stock
Split, the shares beneficially owned by our directors and executive officers will comprise approximately [30.60%] of the then issued and outstanding shares of Common Stock. Although there is a slight change in the percentage of Common
Stock collectively beneficially owned by the executive officers and directors of the Company, it will not affect the control of the Company.

No Change in Authorized Capital or Par Value

     After giving effect to the Reverse/Forward Stock Split, our authorized capital will remain at 20,000,000 shares, of which 17,000,000 is Common Stock and 3,000,000 is capital stock, other than Common Stock. Additionally, the par value of the Common Stock will remain $0.10 per share following consummation of the Reverse/Forward Stock Split. We intend to return all shares of Common Stock purchased by us from Cashed Out Shareholders to authorized, but unissued shares of Common Stock.

     Immediately prior to the time the amendment to our Articles of
Incorporation including the Right of First Refusal is filed with the Secretary of State of the State of Missouri, our Board of Directors will adopt a resolution to create and issue one share of capital stock that has the identical privileges, powers, rights, qualifications, and limitations of the Common Stock, except that the newly-issued share of capital stock will not be subject to the
Right of First Refusal. After giving effect to the issuance of one share of non-redeemable common stock, our authorized capital will remain at 20,000,000 shares, of which 17,000,000 is Common Stock, one is non-redeemable common stock, and 2,999,999 is capital stock, other than Common Stock.

Failure to Effect Reverse/Forward Stock Split

     Although the Board of Directors believes that the Reverse/Forward Stock
Split will be consummated and that the Company will deregister, we cannot guarantee that the Reverse/Forward Stock Split will result in the Company deregistering the Common Stock. Even if shareholder approval of the
Reverse/Forward Stock Split is obtained, the Board of Directors will not implement the Reverse/Forward Stock Split if it determines that the
Reverse/Forward Stock Split (i) would result in the number of shareholders of record remaining to be 300 or more or (ii) would not be in the Company's best interest. As a result, the Company would continue to be a public reporting company and would continue to file annual and quarterly reports on Form 10-K and
Form 10-Q. The Board of Directors considered the possibility that the
Reverse/Forward Stock Split may not be implemented.

Anticipated Accounting Treatment

     We anticipate accounting for the purchase of the outstanding Common Stock from shareholders in the Reverse/Forward Stock Split as treasury stock.

Federal Income Tax Consequences

     The decision to engage in the Reverse/Forward Stock Split at this time is not the result of any tax consequences of the transaction. We believe that the
Reverse/Forward Stock Split will not result in material federal income tax consequences to the Company. In addition, Continuing Shareholders who do not receive any cash as a result of the Reverse/Forward Stock Split should not recognize any gain or loss as a result of the Reverse/Forward Stock Split. A
Continuing Shareholder's tax basis and holding period in the Common Stock should remain unchanged after the Reverse/Forward Stock Split. On the other hand,
Cashed Out Shareholders generally will recognize capital gain or loss for federal income tax purposes as a result of the Reverse/Forward Stock Split. Such gain or loss will be measured by the difference between the cash received by such Cashed Out Shareholder and the aggregate adjusted tax basis in such Cashed
Out Shareholder's stock. For a more detailed discussion of the federal tax consequences of the Reverse/Forward Stock Split, please refer to the section below entitled "Additional Information Regarding the Reverse/Forward Stock Split
- Material Federal Income Tax Consequences."

                                       17

Regulatory Approvals

     We are not aware of any material governmental or regulatory approval required for completion of the Reverse/Forward Stock Split, other than compliance with the relevant federal and state securities laws and the corporate laws of the State of Missouri.

Alternatives to the Reverse/Forward Stock Split

     In making the determination to proceed with the Reverse/Forward Stock
Split, the Board of Directors and the Special Committee considered the feasibility of certain other alternative transactions, as described below:

     •    Issuer Tender Offer. The Board of Directors and the Special Committee
          also considered the feasibility of an issuer tender offer to repurchase the shares of Common Stock and held by unaffiliated shareholders of the Company. A principal disadvantage of this type of transaction relates to the Company's ability or willingness to secure the debt financing needed to effect a tender offer in which there is full participation by unaffiliated shareholders. In addition, due to the voluntary nature of such a transaction, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the tender offer rules regarding the treatment of shareholders, including pro-rata acceptance of offers from shareholders, make it difficult to ensure that the Company would be able to significantly reduce the number of record shareholders. As a result of these disadvantages, the Board of Directors and the
          Special Committee determined not to pursue this alternative.

     •    Partial Cash-Out Merger. The Board of Directors and the Special
          Committee also considered the feasibility of a transaction in which the Company would cash out shareholders owning less than a specified number of shares by merging a newly-formed subsidiary of the Company with and into the Company. While the effect of this transaction would be similar to that of a reverse stock split, the Board and Directors and the Special Committee rejected this alternative because the proposed Reverse/Forward Stock Split would be simpler and more cost-effective than a partial cash-out merger.

     •    Traditional Stock Repurchase Program. The Board of Directors and the
          Special Committee also considered a plan whereby the Company would periodically repurchase shares of the Common Stock on the open market at then current market price. The Company rejected such an approach.
          Repurchasing enough shares in this manner to enable the Company to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

     •    Odd-Lot Repurchase Program. The Board of Directors and the Special
          Committee also considered the feasibility of a transaction in which the Company would announce to its shareholders that it would repurchase, at a designated price per share, the shares of common stock held by any shareholder who holds less than a specified number of shares (that is fewer than 100 shares) and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program. Because shareholders would not be required to participate in the program, the Company could not be certain at the outset whether a sufficient number of odd-lot shareholders would participate and thereby result in the number of shareholders being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, the Board of Directors and the Special Committee rejected this alternative.

     •    Reverse Stock Split Without a Forward Stock Split. The Board of
          Directors and the Special Committee also considered this alternative, which would accomplish the objective of reducing the number of shareholders of the Company below the 300 threshold. In a reverse stock split without a subsequent forward stock split, we would acquire not only the interests of the cashed out shareholders, but also the fractional share interests of those shareholders who are not cashed out

                                       18

          (as compared to the proposed transaction in which only those shareholders whose shares are converted to fewer than one whole share after the reverse stock split would have their fractional interests cashed out; and all fractional interests held by shareholders holding more than one whole share after the reverse stock split would be reconverted to whole shares in the forward stock split). The Board of
          Directors and the Special Committee rejected this alternative due to the higher cost involved with conducting a reverse stock split without a forward stock split. In addition, effecting the forward stock split immediately after the reverse stock split benefits the Company by (i)
          preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares, and (ii)
          avoiding the need to adjust the exercise price of any awards previously granted under the Company's Stock Incentive Plans. The forward stock split is also advantageous because it foregoes the added administrative expense of re-issuing stock certificates to the
          Continuing Shareholders.

     •    Maintaining the Status Quo. The Board of Directors and the Special
          Committee also considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with having public reporting company status. The Board of
          Directors and the Special Committee believe that maintaining the status quo is not in the best interests of the Company and rejected this alternative.

Fairness of the Reverse/Forward Stock Split

     In order to provide a fair consideration of this transaction, the Board of
Directors created the Special Committee consisting of three non-employee directors, Arch G. Gothard, III, Don S. Peters and William R. Patterson. The
Special Committee was given the authority to evaluate the appropriateness of a transaction that would permit the Company to deregister our Common Stock, as well as the desired transaction structure, terms and conditions of any such transaction.

     Messrs. Gothard, Peters, and Patterson were chosen to serve on the Special
Committee because they are "independent," as such term is defined under Rule
10A-3 of the Exchange Act. None are currently employed as an officer or employee of the Company, beneficially own, directly or indirectly, more than 10% of the
Common Stock, or hold any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The members of the Special
Committee, Messrs. Gothard, Peters, and Patterson, in addition to being independent directors of the Company, have been board members since 1987, 1983, and 1998, respectively, and are familiar with our business and prospects.

     The Special Committee has fully reviewed and considered the terms, purpose, alternatives, and effects of the Reverse/Forward Stock Split and has determined and reasonably believes that the Reverse/Forward Stock Split is in the best interests of the Company and is substantively and procedurally fair to each group of affiliated and unaffiliated shareholders of the Company, including the unaffiliated Cashed Out Shareholders who, individually, will receive cash in lieu of fractional shares fewer than one whole share and the unaffiliated
Continuing Shareholders, individually, who will remain shareholders of the
Company after the Reverse/Forward Stock Split. After studying the
Reverse/Forward Stock Split and its anticipated effects on our shareholders, the
Special Committee unanimously approved the Reverse/Forward Stock Split.

     The Board of Directors and the Special Committee believe that they have a fiduciary responsibility to all shareholders of the Company, including the
Cashed Out Shareholders as well as the Continuing Shareholders. Paying excessive cash consideration to shareholders with fewer than 300 shares of Common Stock would not be fair to the Continuing Shareholders remaining after the
Reverse/Forward Stock Split, while paying inadequate cash consideration would not be fair to our Cashed Out Shareholders receiving such consideration in exchange for their shares. In upholding its fiduciary responsibility to all of the shareholders of the Company, the Special Committee reviewed and considered the terms, alternatives, and effects of the Reverse/Forward Stock Split on each of the Cashed Out Shareholders, the Continuing Shareholders, and the Company.
The Special Committee considered the presentation and valuation analyses of
Stifel, as outlined in its fairness opinion, which is discussed in greater detail in the section below entitled "Special Factors - Opinion of Financial
Advisor."

                                       19

     The Special Committee has set the cash consideration to be paid to Cashed
Out Shareholders at $7.70 per share of Common Stock, and the Board of Directors, upon recommendation and approval of the Special Committee, approved such determination. The Special Committee retained Stifel as its financial advisor in connection with the Reverse/Forward Stock Split. Stifel completed its valuation analysis dated as of October 28, 2005, indicating that the going concern value of the Common Stock ranged from $6.47 to $8.12. On October 31, 2005, Stifel delivered its opinion, subsequently confirmed in writing, to the Special
Committee that, as of such date, and based on and subject to the factors and assumptions set forth in that opinion, the $7.70 per share consideration offered in the Reverse/Forward Stock Split is fair, from a financial point of view, to the Cashed Out Shareholders. The Special Committee believes that $7.70 per share, which is above the median and within the range, is a fair price to all the affiliated and unaffiliated shareholders of the Company, including the unaffiliated Cashed Out Shareholders and the unaffiliated Continuing
Shareholders. The Board of Directors relied on the recommendations provided by the Special Committee and, after discussing the Special Committee's rationale, the Board of Directors unanimously adopted the Special Committee's recommendation in its entirety.

Procedural Fairness

     The Special Committee reasonably believes that the Reverse/Forward Stock
Split is procedurally fair to the unaffiliated shareholders, including the unaffiliated Cashed Out Shareholders, individually, and the unaffiliated
Continuing Shareholders, individually. The factors considered by the Special
Committee in reaching its conclusion as to the procedural fairness of the
Reverse/Forward Stock Split are discussed below.

Factors Considered

     To ensure procedural fairness, the Board of Directors established the
Special Committee solely of independent directors and deferred control of evaluation and structure of the transaction to their review. The Special
Committee (i) used its best efforts to negotiate the terms of the transactions on an arms-length basis by taking precautions such as hiring an independent financial advisor to give a fairness opinion and (ii) fully informed itself of all aspects of the transaction through attendance at and participation in
Special Committee meetings at which the independent financial advisor provided information and advice. Such procedures tend to ensure the fairness and integrity of this type of a transaction.

     The procedure whereby the Special Committee determined whether to approve the transaction and whether the terms of the transaction were procedurally fair to the unaffiliated shareholders included the consideration by the Special
Committee of the following factors, each of which, in the view of the Special
Committee, supported the determination to recommend approval of the transaction:
(i) current market prices of the Company's stock; (ii) historical market prices of the Company's stock; (iii) the net book value of the Company; (iv) going concern value; and (v) the presentation and opinion of Stifel, as set forth in
"Special Factors - Opinion of Financial Advisor".

     The Special Committee did not consider separately each aforementioned factor, nor did it assign specific weight to the factors in a formulaic fashion, and it did not make a determination as to why any particular specified factor, as a result of the deliberations by the Special Committee, should be assigned any weight. That said, the Special Committee relied on and participated in the presentations by Stifel described in "Special Factors - Opinion of Financial
Advisor." Although the members of the Special Committee are not experts in the areas addressed by Stifel, the Special Committee believed the analysis of the factors presented by Stifel was reasonable and relied upon such analysis in making its recommendation to the Board of Directors.

     The Company was not obligated to take any of these actions, but took them in an effort to ensure that the Reverse/Forward Stock Split is procedurally fair to the shareholders of the Company, including the unaffiliated shareholders.

     The Reverse/Forward Stock Split is not structured in such a way so as to require the approval of at least a majority of the unaffiliated shareholders of the Company. In addition, an unaffiliated representative has not been retained to act solely on behalf of unaffiliated shareholders for the purposes of negotiating the terms of the Reverse/Forward Stock Split and/or preparing a report concerning the fairness of the transaction. In assessing the
Reverse/Forward Stock Split, the Special Committee understood that (i) the
Affiliated Shareholders, who together own [30.24%] of the voting power of the
Common Stock outstanding and entitled to vote at the Special Meeting,

                                       20

have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Special Meeting and (ii) no appraisal or dissenters' rights are available under Missouri law to shareholders of the Company who dissent from the
Reverse/Forward Stock Split. Despite the foregoing, the Special Committee reasonably believes that the Reverse/Forward Stock Split is procedurally fair to the unaffiliated shareholders of the Company, including the unaffiliated Cashed
Out Shareholders and unaffiliated Continuing Shareholders of the Company.

     In evaluating the procedural fairness of the Reverse/Forward Stock Split with respect to unaffiliated shareholders in particular, the Special Committee noted that the Reverse/Forward Stock Split would not differentiate between affiliated shareholders and unaffiliated shareholders on the basis of affiliate status. The sole determining factor in whether a shareholder will become a
Cashed Out Shareholder or a Continuing Shareholder as a result of the
Reverse/Forward Stock Split is the number of shares of Common Stock held by such shareholder as of the effective time of the transaction. The Special Committee also noted, as described in greater detail in the section below entitled
"Fairness of the Reverse/Forward Stock Split - Advantages of the Reverse/Forward
Stock Split - No material change in percentage ownership of Continuing
Shareholders," that the percentage ownership of Continuing Shareholders, whether affiliated or unaffiliated, will be approximately the same as it was prior to the Reverse/Forward Stock Split. In addition, any shareholder that would otherwise be a Cashed Out Shareholder as a result of owning fewer than 300 shares of Common Stock, but would rather continue to hold Common Stock after the
Reverse/Forward Stock Split and not be cashed out, may do so by purchasing a sufficient number of additional shares on the open market such that the shareholder holds at least 300 shares of Common Stock in the shareholder's record account immediately before the Effective Date of the Reverse/Forward
Stock Split. For a more detailed discussion, please see the section entitled
"Special Factors - Effects on Shareholders - Effects on Shareholders With Fewer
Than 300 Shares of Common Stock" in this proxy statement.

Substantive Fairness

     The Special Committee reasonably believes that the Reverse/Forward Stock
Split is substantively fair to the unaffiliated shareholders, including the unaffiliated Cashed Out Shareholders, individually, and the unaffiliated
Continuing Shareholders, individually. The factors considered by the Special
Committee in reaching its conclusion as to the substantive fairness of the
Reverse/Forward Stock Split are discussed below.

Factors Considered

     In addition to the procedural fairness concerns analyzed by the Special
Committee (as discussed above under the section "Special Factors - Procedural
Fairness"), the Special Committee considered the advantages of the
Reverse/Forward Stock Split, as discussed below, in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to our unaffiliated Cashed Out Shareholders and the Continuing Shareholders, as well as the factors identified in the section below entitled "Special Factors -
Substantive Fairness - Disadvantages of the Reverse/Forward Stock Split." The
Special Committee did not assign specific weight to the following factors in a formulaic fashion, but did place special emphasis on the opportunity for unaffiliated shareholders to sell their holdings at a premium without paying brokerage commissions, as well as the significant cost and time savings for the
Company.

Advantages of the Reverse/Forward Stock Split:

          (1)  Opportunity for unaffiliated shareholders holding fewer than 300 shares of Common Stock to sell holdings at a premium.

               (a)  Historical Market Prices

     In connection with the Reverse/Forward Stock Split, the Special Committee set the price to be paid to the Cashed Out Shareholders at $7.70 per share. The
$7.70 cash out consideration represents a (i) 15.0% premium over the closing price for the Common Stock on October 28, 2005 (the most recent practicable date prior to the announcement of the Reverse/Forward Stock Split) which was $6.70 per share; (ii) a 13.6% premium over the average closing price of the Common
Stock over the 30 trading days prior to and including October 28, 2005, which was $6.78 per share; (iii) a 33.0% premium over the one year average market price of the Common Stock, which

                                       21

was $5.79 per share; and (iv) a 60.0% premium over the three year average market price of the Common Stock, which was $4.81 per share.

     The following table summarizes certain indications of value, including the aforementioned current and historical market prices of the Common Stock, each as defined above. The column labeled "Percentage Premium" indicates the percentage premium that the $7.70 cash out consideration represents in relation to the applicable indication of value. The Company's net book value per share is discussed in greater detail below.

                                                       Dollar        Percentage
    Value                                              Amount        Premium
    -----                                              --------      -----------
    Current Market Price                               $   6.70            15.0%
    Thirty Day Average Market Price                        6.78            13.6%
    One-Year Average Market Price                          5.79            33.0%
    Three-Year Average Market Price                        4.81            60.0%
    Net book value per share at July 31, 2005              3.93            96.0%

               (b)  Liquidation Value

     In connection with its deliberations, the Special Committee did not consider, and did not request that Stifel evaluate, the Company's liquidation value. The Special Committee did not view the Company's liquidation value to be a relevant measure of valuation given that the cash out consideration significantly exceeded the book value per share of the Company, and it was the
Special Committee's view that the Company is far more valuable as a going concern than its net book value per share of $3.93 as of July 31, 2005. In light of these facts, Stifel did not use liquidation value as a variable for ascertaining a fair price for the Reverse/Forward Stock Split, and instead relied on the following analyses (as discussed in greater detail below in the section entitled "Special Factors - "Opinion of Financial Advisors"); historical market price, comparable public company analysis, merger and acquisitions comparisons, discounted cash flow analysis, and present value of a share analysis in reaching its conclusions about the fairness of the transaction.

               (c)  Going Concern, Net Book Value, and Discounted Cash Flows

         As of July 31, 2005, the book value per share of Common Stock was
$3.93. Although book value was a factor that was considered by the Special
Committee in determining the consideration to be paid to the Cashed Out
Shareholders, the Special Committee determined that it was not directly relevant. However, the Special Committee noted that the per share cash out price of $7.70 payable in the Reverse/Forward Stock Split reflected a 96.0% premium on the Company's July 31, 2005 book value per share. Stifel presented its analysis of going concern and discounted cash flow in its presentations. For further discussion, please see the section below entitled "Special Factors - Opinion of
Financial Advisor."

          (2)  Significant cost and time savings for the Company.

     By reducing the number of shareholders of record to fewer than 300 and deregistering the Common Stock under the Exchange Act, we expect to save (i)
approximately $200,000 per year in professional fees and expenses that we have historically incurred in connection with the preparation and filing of reports required by the Exchange Act, (ii) approximately $1,500,000 in one-time expenses that otherwise would have been incurred in fiscal 2006 in connection with compliance with the internal control audit requirements of Section 404 of
Sarbanes-Oxley, (iii) approximately $550,000 per year in expenses thereafter that would otherwise be expected to be incurred in order to comply with Section
404 of Sarbanes-Oxley, and (iv) approximately $95,000 per year in expenses that otherwise would have been incurred in connection with compliance with additional provisions of Sarbanes-Oxley. The termination of reporting obligations will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings. See
"Special Factors - Reasons for the Reverse/Forward Stock Split" for a more detailed discussion of these cost savings.

                                       22

          (3)  Ability to control decision to remain a holder of Common Stock or liquidate Common Stock.

     Another factor considered by the Special Committee in determining the fairness of the transaction to unaffiliated shareholders, individually, is that current holders of fewer than 300 shares of Common Stock may elect to remain shareholders of the Company following the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 300 shares of the Common
Stock immediately before the Reverse/Forward Stock Split. Conversely, shareholders that own 300 or more shares of Common Stock who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to fewer than 300 shares by selling shares prior to the Reverse/Forward Stock Split. The Special Committee considers the structure of the transaction to be fair to unaffiliated shareholders, individually, because it allows them a measure of control over the decision of whether to remain shareholders after the Reverse/Forward Stock Split or to receive the cash consideration offered in connection with the Reverse/Forward
Stock Split.

          (4)  No material change in percentage ownership of Continuing
               Shareholders.

     Because only an estimated 79,469 out of [6,633,013] shares of the Common
Stock will be eliminated as a result of the Reverse/Forward Stock Split, the percentage ownership of Continuing Shareholders will be approximately the same as it was prior to the Reverse/Forward Stock Split. For example, our officers and directors currently beneficially own approximately [30.24%] of the outstanding Common Stock and will beneficially own approximately [30.60%] of the
Common Stock following completion of the Reverse/Forward Stock Split. We believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Shareholders, whether affiliated or unaffiliated, supports the fairness of the transaction to the unaffiliated shareholders.

          (5)  Ability to control the dissemination of information to our competitors, vendors, and customers.

     Upon filing the Form 15 with the SEC to deregister our Common Stock under the Exchange Act and suspend our duty to file periodic reports with the SEC, the
Company will be able to control the dissemination of certain business information, which is currently disclosed in the periodic reports and, accordingly, made available to our competitors, vendors, customers, and other interested parties, potentially to our detriment.

Disadvantages of the Reverse/Forward Stock Split:

          (1)  Substantial reduction of public sale opportunities.

     Following the Reverse/Forward Stock Split and the deregistration of the
Common Stock under the Exchange Act, we anticipate that the public market for shares of Common Stock will be reduced. Shareholders of the Company will continue to have the option of selling their shares of Common Stock in a public market. While shares will continue to be listed in the "pink sheets," any current public market for the Common Shares likely will be highly illiquid after the suspension of our periodic reporting obligations. In addition, because market makers (and not the Company) quote our Common Stock in the "pink sheets,"
we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets."

          (2)  Reduction of publicly available information.

     Upon terminating the registration of the Common Stock under the Exchange
Act, our duty to file periodic reports with the SEC will be suspended. While the
Company intends to provide to shareholders information regarding the Company's business and results of operation after the Reverse/Forward Stock Split, we can make no assurances as to the type of information that we will provide, the form in which the information will be presented, and the frequency with which we will make such information available. As such, shareholders remaining in the Company following the Reverse/Forward Stock Split and our vendors and customers may not have available all of the information regarding the Company's operations and results that is currently available in the Company's filings with the SEC. As a result, it will be more difficult for our vendors and customers to determine the creditworthiness of the Company.

                                       23

     While the Board of Directors and the Special Committee acknowledge the circumstances in which such reduction of publicly available information may be disadvantageous to our shareholders, they believe that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages thereof, and, accordingly, the Company believes that the reduction of publicly available information does not outweigh the advantages of no longer being a public reporting company, which is in the best interests of the Company's shareholders.

          (3)  Termination of public reporting company obligations.

     Once the Common Stock of the Company ceases to be registered under the
Exchange Act, the Company will no longer be subject to public reporting company obligations, such as the provisions of Sarbanes-Oxley or certain liability provisions of the Exchange Act. Although we will no longer be required to file financial statements with the SEC or to provide such information to shareholders, any financial statements we elect to provide will no longer be required to be certified by the officers of the Company.

          (4)  Possible significant decline in the value of the Common Stock.

     Because the limited liquidity for the shares of Common Stock (as described in paragraph (1) above), the termination of the Company's obligation to make public financial and other information expected following the deregistration of the Common Stock under the Exchange Act (as described in paragraph (2) above), and the diminished opportunity for shareholders of the Company to monitor the management of the Company due to the reduction of publicly available information, Continuing Shareholders may experience a significant decrease in the value of their shares of Common Stock.

          (5)  Inability to participate in any future increases in value of
               Common Stock.

     Cashed Out Shareholders will have no further financial interest in the
Company with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. However, those unaffiliated shareholders who wish to remain shareholders after the Reverse/Forward Stock Split can do so by acquiring additional shares so that they own at least 300 shares of Common Stock immediately before the
Effective Date of the Reverse/Forward Stock Split.

          (6)  Loss of flexibility in attracting and retaining employees.

     The deregistration and subsequent decreased liquidity of the Common Stock may result in the Company having less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options) tend not to be viewed as having the same value in a non-public reporting company.

          (7)  Increased difficulty in raising capital.

     The deregistration and subsequent decreased liquidity of the Common Stock will make it more difficult for the Company to access the public equity and public debt markets (although we have not done this in many years) and the private debt markets. In addition, the Company will be less likely to be able to use stock to acquire companies (although we have not done this in many years).

Fairness Determination of the Special Committee

     The Special Committee believes that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Split is substantively fair to the Company's unaffiliated Cashed Out Shareholders, individually, and the Company's unaffiliated Continuing Shareholders, individually, because under the proposed Reverse/Forward Stock Split, Cashed Out
Shareholders will receive an amount per share of Common Stock which represents a premium over current and historical market prices and net book value of the
Common Stock and represents a fair price within the range of prices determined by a discounted cash flow analysis, which includes going concern and net book values. In addition, the Special Committee determined that the Reverse/Forward
Stock Split is substantively fair to unaffiliated shareholders, in part because it provides them an

                                       24

opportunity to liquidate their holdings at a fair price without brokerage commissions at a price that does not prejudice the Continuing Shareholders. It should be noted that, other than the repurchases of Common Stock described below, during the past two years the Company has not purchased any Company
Common Stock. It should also be noted that during the past two years there have been no firm offers (i) to merge the Company with another company, (ii) for the sale of all or substantially all of the assets of the Company, or (iii) for the purchase of the Company's Common Stock that would enable the holder to exercise control of the Company.

     The Company conducted a modified Dutch auction tender offer, which commenced on October 10, 2003, expired on November 21, 2003, and was completed on December 1, 2003. As a result of the Dutch auction tender offer, the Company purchased and retired 14.4% of its outstanding Common Stock (1,050,879 shares)
at $4.50 per share or $4.7 million. The purchase of the shares was financed by the Company's revolving credit facility. The effect of this transaction increased the Company's interest-bearing debt and reduced its stockholders'
equity by $4.7 million.

     In addition to the purchase of Common Stock through the Dutch auction tender offer (described above), during the past two years, the Company has purchased 531,955 shares of Common Stock. The prices paid for the shares during this period ranged from $4.75 to $6.70. The average purchase price paid during each quarter during this period was as follows:

      Period         Total Number of Shares Purchased   Average Price Paid Per Share
      ------         --------------------------------   ----------------------------
11/01/04 to 1/31/05             493,695 (a)                        $6.70

5/01/04 to 7/31/04                6,224 (a)                        $5.70

2/01/04 to 4/30/04               32,036 (b)                        $4.75

(a)  Shares purchased to pay Federal and state taxes on the exercise of employee stock options.

(b)  Shares purchased to pay Federal and state taxes on shares of Restricted
     Stock vested February 23, 2004.

     In determining the price to be paid to Cashed Out Shareholders, the Special
Committee acknowledged and noted, but did not consider, the purchase prices paid for prior stock repurchases by the Company during the past two years.

     Further, the Special Committee did not consider any firm offers (i) to merge the Company with another company, (ii) for the sale of all or substantially all of the assets of the Company, or (iii) for the purchase of the
Company's Common Stock that would enable the holder to exercise control of the
Company.

     The Special Committee also acknowledges that the unaffiliated shareholders will have some control over whether they remain shareholders after the
Reverse/Forward Stock Split by acquiring additional shares so that they own at least 300 shares of Common Stock immediately before the Reverse/Forward Stock
Split. Those unaffiliated shareholders who continue as shareholders following the Reverse/Forward Stock Split will maintain approximately the same percentage ownership that they had prior to the Reverse/Forward Stock Split. The potential loss of liquidity in shares of Common Stock does not appear to be a significant loss given the relatively low trading volume of the Common Stock. Furthermore, the Special Committee believes that any disadvantages associated with the reduction in public information available regarding our operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of our public reporting obligations.

     We have not made any special provision in connection with the
Reverse/Forward Stock Split to grant shareholders access to our corporate files or to obtain counsel or appraisal services at our expense, as the Special
Committee did not consider these steps necessary to ensure the fairness of the
Reverse/Forward Stock Split. The Special Committee determined that such steps would be costly, time consuming, and would not provide any meaningful additional benefits. With respect to shareholders' access to our corporate files, the
Special Committee determined that this proxy statement, together with our other filings with the SEC, provide adequate information for shareholders to make an informed decision with respect to the Reverse/Forward Stock Split. In addition,
Missouri law and our Articles of Incorporation give shareholders the right to review the Company's relevant books and records of account.

                                       25

     As previously stated, the Special Committee believes that the proposed
Reverse/Forward Stock Split, including the cash out consideration of $7.70 per share, is fair, both procedurally and substantively, to all the unaffiliated shareholders, including the unaffiliated Cashed Out Shareholders, individually, and the unaffiliated Continuing Shareholders, individually. In connection with the approval of the transaction, the Special Committee relied upon the analyses of Stifel and recommended that the Board of Directors (i) approve the
Reverse/Forward Stock Split as currently proposed and (ii) adopt the recommendation of the Special Committee.

     The Special Committee has set the cash consideration to be paid to Cashed
Out Shareholders at $7.70 per share of Common Stock, and the Board of Directors, upon recommendation and approval of the Special Committee, approved such determination. The Special Committee retained Stifel as its financial advisor in connection with the Reverse/Forward Stock Split. Stifel completed its valuation analysis dated as of October 28, 2005, indicating that the going concern value of the Common Stock ranged from $6.47 to $8.12. On October 31, 2005, Stifel delivered its opinion, subsequently confirmed in writing, to the Special
Committee that, as of such date, and based on and subject to the factors and assumptions set forth in that opinion, the $7.70 per share consideration offered in the Reverse/Forward Stock Split is fair, from a financial point of view, to the Cashed Out Shareholders. The Special Committee believes that $7.70 per share, which is above the median and within the range, is a fair price to all the affiliated and unaffiliated shareholders of the Company, including the unaffiliated Cashed Out Shareholders and the unaffiliated Continuing
Shareholders. The Board of Directors relied on the recommendations provided by the Special Committee and, after discussing the Special Committee's rationale, the Board of Directors unanimously adopted the Special Committee's recommendation in its entirety.

Fairness Determination of the Board of Directors

     The Board of Directors relied on the procedures instituted by the Special
Committee in their efforts to ensure the procedural fairness and substantive fairness of the proposed Reverse/Forward Stock Split. The Special Committee had
absolute discretion in the retention of its advisors and in reviewing, evaluating, and recommending a proposal to the entire Board of Directors. The factors that the Special Committee relied on, which are discussed above, were discussed with the Board of Directors by the Special Committee and were contained in the presentations by Stifel and the recommendation from the Special
Committee. In addition to its review of the presentation by Stifel and the recommendation by the Special Committee, the Board of Directors relied on the independence and competence of the Special Committee and its advisors when the
Board of Directors voted unanimously to adopt the Special Committee's recommendation to reduce the number of shareholders of record below 300 in the form of the currently proposed Reverse/Forward Stock Split. Of particular importance to the Board of Directors was the presentation and analysis of
Stifel. Based upon (i) the recommendation of the Special Committee and an analysis of the same factors considered by the Special Committee (as outlined above), including the presentation by Stifel, and (ii) the independence and competence of the Special Committee, the Board of Directors unanimously approved the proposed transaction and reasonably believes that it is procedurally and substantively fair to each group of the Company's affiliated and unaffiliated shareholders, including the unaffiliated Cashed Out Shareholders, individually, and the unaffiliated Continuing Shareholders, individually.

Opinion of Financial Advisor

     In September 2005, the Special Committee retained Stifel as its financial advisor in connection with the Special Committee's exploration of a shareholder reduction strategy. Stifel was retained as financial advisor to perform a valuation analysis and to render an opinion as to the fairness from a financial point of view of the per share consideration to be paid to the Cashed Out shareholders. In both its valuation and fairness opinion Stifel used fair value under Missouri law as its standard of value.

     The Special Committee retained Stifel as its financial advisor in connection with the transaction because Stifel is a nationally recognized investment-banking firm with substantial expertise in transactions similar to the Reverse/Forward Stock Split. Stifel is an investment banking and securities firm with membership on all principal United States' securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                                       26

     Stifel's financial analysis was based on three approaches to value which are generally considered acceptable in the financial community: the Market
Approach, the Income Approach and the Asset-based Approach. Stifel considered all of these approaches and a variety of methodologies within each approach and ultimately concluded that the Market Approach and the Income Approach were the most relevant to the valuation of the Company's stock for the transaction.
Within the Market Approach Stifel used the Guideline Publicly Traded Comparable
Company Method and the Guideline Merger & Acquisition Transactions Method.
Within the Income Approach the Discounted Cash Flow Method and the Present Value
of a Share Method were used. Detailed explanations of all of these methods are provided below.

     In determining the fair value of a going concern, Stifel considered numerous discounts and premiums. The three most distinct discounts and premiums are: Control Premium, Minority Interest Discount and Marketability Discount. The
Control Premium is the additional value inherent in the controlling interest of a company that reflects the power of control, as contrasted to a minority interest which does not have the power to alter the capital structure, force a sale of the company or impact other factors which may influence the value of the company. The Control Premium can be divided into two distinct components: the control (or "governance") premium which represents the power of control described above and the synergy premium which represents the additional benefit a third party buyer of the company may receive due to cost savings or revenue enhancements recognized when combining operations. Premiums above market trading prices observed in merger transactions involving public companies are frequently comprised of both the governance and the synergy components of the Control
Premium. Stifel valued the Company on the basis of fair value as a going concern which assumes the Company will continue to operate consistent with its intended business purpose without being liquidated, nor, conversely, sold to a buyer which may realize synergistic cost savings or revenue enhancements. As further detailed herein, Stifel adjusted its analysis to exclude the synergy component of the Control Premium.

     The Minority Interest Discount is applied to interests of less than 50% of the total voting stock of an enterprise. This discount represents a reduction to the pro rata share of the value of the entire business (which includes the power of control but not synergies), to reflect the absence of the power of control.
Because Stifel valued the Company under a fair value standard and as a going concern Stifel did not take a Minority Interest Discount and in some cases, adjusted upward for the governance component of the Control Premium as described above. The Marketability Discount is an amount or percentage deducted from an equity interest to reflect lack of marketability. Marketability refers to the liquidity of the interest or how quickly and certainly it can be converted to cash at the owner's discretion. Under the standard utilized for the transaction a Marketability Discount was inappropriate and Stifel did not take this discount.

     After a series of meetings, the Special Committee and management, as described in "Background of the Reverse/Forward Stock Split" above, agreed on a price of $7.70 per share to be paid to the Cashed Out shareholders. On October
31, 2005, Stifel rendered its opinion to the Special Committee that, as of such date, the consideration of $7.70 per share was fair from a financial point of view to the Cashed Out Shareholders.

     THE FULL TEXT OF STIFEL'S OPINION DATED OCTOBER 31, 2005 SETS FORTH THE
ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN,
IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY
REFERENCE, AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY
STATEMENT. THE SUMMARY OF THE OPINION OF STIFEL SET FORTH IN THIS PROXY
STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH
OPINION.

     No limitations were imposed by the Special Committee on the scope of
Stifel's investigation or the procedures to be followed by Stifel in rendering its opinion. Its opinion is based on the financial and comparative analyses described below. Stifel's opinion was directed solely to the Special Committee for its use in connection with its consideration of the transaction. Stifel's opinion addressed only the fairness of the consideration to be paid to the
Cashed Out Shareholders from a financial point of view, did not address any other aspect of the transaction, and was not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the transaction. Stifel was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the transaction or the relative merits of the transaction compared to any alternative transaction that might be available to the Company.

                                       27

     In connection with its October 31, 2005 opinion, Stifel, among other things:

     •    reviewed a draft of the proxy statement for the proposed transaction, albeit with regard to structure of the transaction and not as to price;

     •    reviewed restated financial statements for the six years ended October
          31, 2004 (audited as available);

     •    reviewed the Company's Form 10-Q filings for 2005;

     •    reviewed year-to-date Company financials;

     •    reviewed the Form 10-K filings of the Company for the six years ended
          October 31, 2004;

     •    reviewed certain internal financial analyses and forecasts for the
          Company prepared by its management;

     •    conducted conversations with the Company's senior management regarding recent developments and management's financial forecasts;

     •    compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets and reviewed the historical stock prices and trading volumes of the
          Company;

     •    reviewed the financial terms of certain other business combinations;
          and

     •    conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

     Stifel also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the industry generally.

     In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel, Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company, that they would be substantially realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion.
Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the last financial statements made available to
it. Stifel also assumed, without independent verification and with the Company's consent, that the aggregate allowances for insurance, workers compensation claims and the like set forth in the financial statements of Collins are in the aggregate adequate to cover all such losses. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of Collins's assets or liabilities. Because of the proximity to the end of the fiscal year, 2005 projected earnings were used for both 2005 and latest twelve month ratios.
Stifel relied on advice of the Company's counsel and accountants as to certain legal and accounting matters with respect to the Company, the proxy statement, and the transaction and other matters contained or contemplated therein. Stifel assumed, with the Company's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the transaction will be satisfied and not waived.

         In rendering its opinion, Stifel assumed that the transaction would be consummated as provided in the proxy statement. Stifel's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion, and does not imply any conclusion as to the price or trading range of the Common
Stock, which may vary depending upon various factors,

                                       28

including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

     The financial forecasts furnished to Stifel for the Company were prepared by the management of the Company and constitute forward-looking statements. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections, or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the transaction, and such forecasts and estimates were not prepared with a view towards public disclosure.
These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of the Company, including, without limitation, factors related to the transaction and general economic, regulatory and competitive conditions.
Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

     In connection with rendering its October 31, 2005 opinion, Stifel performed a variety of financial analyses that are summarized below. This summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth in this document must be considered as a whole and that selecting portions of such analyses and the factors considered in such analysis, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained in
Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to the Company or the transaction. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the company and other facts that could affect the public trading value of the companies to which it is being compared. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Common Stock may trade in the public markets.

     The following is a summary of the financial analysis performed by Stifel in connection with providing its opinion on October 31, 2005.

     Guideline Publicly Traded Comparable Company Method. Stifel reviewed and compared certain multiples and ratios for the Reverse/Forward Stock Split with a peer group of 10 selected specialty vehicle manufacturers which Stifel deemed to be relevant. The group of selected specialty vehicle manufacturers consisted of
Coachmen Industries, Featherlite Inc., Monaco Coach Corp., Navistar
International, Oshkosh Truck Corp., Paccar, Spartan Motors Inc., Supreme
Industries Inc., Thor Industries Inc. and Winnebago Industries. Stifel adjusted the equity portion of the implied values upward by 13.1%, representing its estimate of the governance portion of the control premium, to reconcile the difference between an "As-if-freely-tradable" minority value from the use of observed price to earnings multiples and a "Going concern" enterprise value.
Stifel then compared the resulting adjusted price to each of latest twelve months revenues, latest twelve months EBITDA, latest twelve months EBIT, latest twelve months earnings per share, 2005 earnings per share, and 2006 earnings per share. Stifel then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of the Company.
This analysis resulted in a range of imputed values for the Common Stock of between $6.23 and $17.12 based on the median multiples and ratios for the peer group. Applying weightings that it deemed appropriate, Stifel calculated an implied price of $9.53. Below are the ratios derived from this analysis.

                                               Median           Implied Per
                                            Multiple with     Share Value with
                                            13.1% Premium      13.1% Premium        Weighting        Weighted Value
Ratios
Enterprise Value / LTM Revenues                46.9%              $17.12               5.0%              $0.86
Enterprise Value / LTM EBITDA                   9.4x               11.06              15.0%               1.66

                                       29

Enterprise Value / LTM EBIT                    10.7x                6.23              30.0%               1.87
Price Per Share / LTM EPS                      16.1x                9.72              17.5%               1.70
Price Per Share / Estimated 2005 EPS           14.4x                8.68              17.5%               1.52
Price Per Share / Estimated 2006 EPS           13.0x               12.82              15.0%               1.92
Implied Value                                                                                            $9.53

     Guideline Merger & Acquisition Transactions Method. Stifel analyzed certain information relating to recent transactions in the industry, consisting of two acquisitions that Stifel considered to be relevant. Stifel included its estimate of the governance portion of the control premium but reduced the equity portion of the results by 13.0% representing its estimate of the synergy premium received in merger transactions. Stifel calculated the following ratios with respect to the selected transactions:

                                                  Selected Transactions
                                           Median Multiple       Implied Per
                                              Less 13.0%      Share Value Less
                                               Premium          13.0% Premium       Weighting       Weighted Value
Ratios
Enterprise Value / LTM Sales                    71.6%              $27.62              10.0%             $2.76
Enterprise Value / LTM EBITDA                    7.3x                7.92              50.0%              3.96
Enterprise Value / LTM EBIT                      7.9x                3.91              25.0%              0.98
Enterprise Value / Net Income                   17.8x                4.27              15.0%              0.64
Implied Value                                                                                            $8.34

     This analysis resulted in implied values for the Common Stock between $3.91 and $27.62 based on the adjusted median multiples, respectively. Stifel arrived at an implied value of $8.34 per share of Common Stock.

     Discounted Cash Flow Method. Using a discounted cash flow analysis, Stifel estimated the net present value of free cash flow that the Company could produce to benefit a potential shareholder. In this analysis, Stifel assumed that the
Company would perform in accordance with management's estimates through 2010, followed by a range of growth rates into perpetuity which were consistent with management's longer term outlook as well as Stifel's observations for the long term growth rate of the industry. Based on these assumptions, Stifel calculated the present value of the free cash flow using discount rates of 16.45%, 21.77%, and 24.98% which were developed through the use of the Capital Asset Pricing
Model and which included a measure of systemic risk for the industry. This discounted cash flow analysis indicated an implied range of value of $2.90 to
$6.65 per share of Common Stock. Stifel evenly weighted the results to arrive at an implied per share price of $4.36. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Collins's common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and operating synergies, earnings growth rates, dividend payout rates and discount rates.

     Present Value of a Share Method. Applying discounted cash flow analysis to the theoretical future earnings and dividends of the Company, Stifel calculated the implied future value of one share of the Common Stock. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and discount rates of 16.45%, 21.77%, and 24.98%. Stifel selected the range of terminal price/earnings ratios on the basis of current trading multiples for other publicly traded comparable companies. Stifel adjusted the implied values upward by 13.1%, representing its estimate of the governance portion of the control premium, to reconcile the difference between an "As-if-freely-tradable" minority value from the use of observed price to earnings multiples and a "Going concern" enterprise value. The stand-alone present value of the Common Stock calculated on this basis ranged from $3.58 to
$7.55 per share. Evenly weighting the results Stifel arrived at an implied value of $5.27 per share.

                                       30

     Range of Value. Stifel utilized the four methods detailed above in estimating the range of going concern value of the Common Stock. Stifel weighted the results of the four methods to determine the range of fair value. The table below details the range of value.

                                                               Final Value      Final Value Range
                                         Weighted Value      Weighting Range
    Method
    Guideline Publicly Traded                $9.53            20.0% - 40.0%       $1.91 - $3.81
       Comparable Company Method
    Guideline Merger & Acquisition            8.34            20.0% - 40.0%       $1.67 - $3.34
       Transactions Method
    Discounted Cash Flow Method               4.36            30.0% - 10.0%       $1.31 - $0.44
    Present Value of a Share Method           5.27            30.0% - 10.0%       $1.58 - $0.53
    Range of Value                                                                $6.46 - $8.11

     Stifel's analysis methods described above were consistent with those utilized in determining its earlier valuation for the Special Committee. The small difference in the range of values between our initial valuation and
Stifel's opinion can be attributed primarily to the movement in trading prices of the relevant public companies.

     As described above, Stifel's opinion was among the many factors taken into consideration by the Special Committee in recommending that the Board of
Directors proceed with the Reverse/Forward Stock Split.

     Fee Arrangements: Pursuant to the terms of Stifel's engagement, the Company paid Stifel a nonrefundable financial advisory fee of $25,000 upon the signing of the engagement letter. In addition, the Company agreed to pay Stifel an additional fee of $50,000 upon the delivery of a written valuation and $75,000 upon the delivery of the fairness opinion. The Company has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify
Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. Other than pursuant to the fees in connection with the fairness opinion, Stifel has not received any compensation from the Company or its affiliates in the past two years.

     During the past year, Stifel has traded equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     The Special Committee and its counsel discussed various candidates to advise the Special Committee regarding the shareholder reduction transaction.
After interviewing three investment banks, the Special Committee unanimously agreed that based upon the general presentation made by Stifel and Stifel's knowledge of the Company's industry, Stifel was the best choice to act as financial advisor to the Special Committee.

     Stifel has not been retained by the Company within the last two years and has not had a material relationship with the Company or its affiliates within the last two years.

     Stifel's fairness opinion is attached as Annex B to this proxy statement.
In addition, the fairness opinion will be made available for inspection and copying at the Company's principal executive offices, located at 15 Compound
Drive, Hutchinson, Kansas 67502, during its regular business hours by any interested shareholder or representative who had been designated in writing. A copy of these materials will be sent to any interested shareholder or representative who has been designated in writing, upon written request and at the expense of the requesting shareholder.

                                       31

                        ADDITIONAL INFORMATION REGARDING
                         THE REVERSE/FORWARD STOCK SPLIT

Special Interests of the Affiliated Shareholders in the Reverse/Forward Stock
Split

     In considering the recommendation of the Board of Directors and Special
Committee with respect to the proposed Reverse/Forward Stock Split, shareholders should be aware that the Company's executive officers and directors have interests in the Reverse/Forward Stock Split that are in addition to, or different from, the shareholders generally. These interests may create potential conflicts of interest and include the following:

     •    Each executive officer and each member of the Board of Directors holds shares, options, and/or or restricted stock that, individually in the aggregate, exceed 300 shares and will, therefore, retain shares of
          Common Stock, options to purchase Common Stock, and/or restricted stock after the Reverse/Forward Stock Split;

     •    After the Reverse/Forward Stock Split, the directors and executive officers of the Company will continue to hold the offices and positions they held immediately prior to the Reverse/Forward Stock
          Split;

     •    As a result of the Reverse/Forward Stock Split, the shareholders who own more than 300 shares of Common Stock on the Effective Date of the
          Reverse/Forward Stock Split, including the Company's executive officers and directors, will slightly increase their percentage ownership interest in the Company because only an estimated 79,469 shares of Common Stock will be eliminated as a result of the
          Reverse/Forward Stock Split. For example, assuming the Reverse/Forward
          Stock Split is implemented and based on information and estimates of record ownership and shares outstanding and other ownership information and assumptions as of October 28, 2005, the beneficial ownership percentage of the Company's executive officers and directors will increase from [30.24%] to [30.60%] (including exercisable options) as a result of the reduction of an estimated 79,469 shares in the number of shares of Common Stock outstanding;

     •    As members of the Special Committee, Messrs. Gothard, Peters, and
          Patterson, will receive, in the aggregate, compensation and reimbursement for expenses of approximately $5,000 for serving on the
          Special Committee; and

     •    The legal exposure for board members of public companies has increased significantly, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations and liabilities for directors and executive officers of non-public reporting companies, the legal exposure for the Company's directors and executive officers will be reduced after the
          Reverse/Forward Stock Split.

     Each of the Affiliated Shareholders has indicated to the Company that it will vote its Common Stock in favor of the Reverse/Forward Stock Split.

Source of Funds and Expenses

     Based on estimates of record ownership of shares of Common Stock, the number of shares outstanding and other information as of October 28, 2005, the
Record Date, and assuming that 79,469 fractional shares are cashed out, we estimate that the total funds required to consummate the transaction will be approximately $936,911, of which $611,911 will be used to pay the consideration to shareholders entitled to receive cash for their shares, and $325,000 will be used to pay the costs of the Reverse/Forward Stock Split, as follows:

                                       32

     Legal fees and expenses                        $                    100,000
     Financial consulting fees                                           150,000
     Special Committee fees and expenses                                   5,000
     Transfer Agent                                                       50,000
     Printing, mailing, and other costs                                   20,000
     Total                                          $                    325,000
                                                    ----------------------------

     We intend to fund these costs from borrowings under our revolving credit facility with Fleet. Our credit facility with Fleet permits us to borrow the necessary funds to finance the Reverse/Forward Stock Split without creating a default under the terms of the credit facility. Therefore, the Company has not pursued any alternative financing arrangements to finance the transaction.

     The terms of our revolving credit facility with Fleet are set forth in documents filed with the SEC and available as described in the section entitled
"General - Where You Can Find More Information." This credit facility, which is secured by substantially all of our assets, currently bears interest based on either, at our election, a Eurodollar rate (LIBOR plus 1.75%) or Fleet's prime lending rate. Any borrowings under the revolving credit facility must be repaid by the Company by May 17, 2008, or upon such other terms as set forth in the credit agreement.

Dissenters' and Appraisal Rights

     Under Missouri law, our Company's Articles of Incorporation and our Bylaws,
no appraisal or dissenters' rights are available to dissenting shareholders of the Company who dissent from the Reverse/Forward Stock Split.

     There may exist other rights or actions under Missouri law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Split. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances.
Generally, shareholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

Recommendation of the Board of Directors

     Upon the recommendation and approval of the Special Committee, the Board of
Directors reasonably believes and unanimously determined that the
Reverse/Forward Stock Split is fair to, and in the best interests of, the
Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL AND ADOPTION OF THE CERTIFICATES OF AMENDMENT TO THE COMPANY'S ARTICLES
OF INCORPORATION TO EFFECT THE REVERSE/FORWARD STOCK SPLIT.

     In considering the recommendation of the Board of Directors with respect to the Reverse/Forward Stock Split, shareholders should be aware that the Company's executive officers and directors have interests in the Reverse/Forward Stock
Split that are in addition to, or different from, our shareholders generally and that these interests may create potential conflicts of interest. For a more detailed discussion, please see "Additional Information Regarding the
Reverse/Forward Stock Split - Special Interests of the Affiliated Shareholders
in the Reverse/Forward Stock Split" in this proxy statement.

     The Board of Directors has retained the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after shareholder approval of the amendment). If for any reason the Reverse/Forward Stock Split is not approved, or, if approved, not implemented, the Common Stock will not be deregistered under the Exchange Act unless and until such time as the Company otherwise is eligible and our Board of Directors decides to do so.

                                       33

Material Federal Income Tax Consequences

     We summarize below the material federal income tax consequences to the
Company and to shareholders resulting from the Reverse/Forward Stock Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse/Forward
Stock Split.

     This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances nor to shareholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Reverse/Forward Stock Split under any state, local, or foreign tax laws.

     We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the shareholders of the Company as a result of the Reverse/Forward Stock Split. Accordingly, you are
encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local, and foreign income and other tax laws.

     This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

     You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

     We believe that the Reverse/Forward Stock Split will be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to the Company or to the shareholders who do not receive cash in the transaction. However, if you are receiving cash in the transaction, you may not qualify for tax free
"recapitalization" treatment for federal income tax purposes.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Cash in
Connection with the Reverse/Forward Stock Split

     If you (1) continue to hold stock directly immediately after the
Reverse/Forward Stock Split, and (2) you receive no cash as a result of the
Reverse/Forward Stock Split, you should not recognize any gain or loss in the
Reverse/Forward Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the
Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse/Forward Stock
Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.

Federal Income Tax Consequences to Shareholders Who Receive Cash in Connection
with the Reverse/Forward Stock Split

     If you (1) receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, (2) you do not continue to hold any stock directly immediately after the Reverse/Forward Stock Split, and (3) you are not related to any person or entity that holds stock immediately after the
Reverse/Forward Stock Split, you will

                                       34

recognize capital gain or loss on the Reverse/Forward Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

     If you receive cash in exchange for fractional shares as a result of the
Reverse/Forward Stock Split, but either continue to directly own stock immediately after the Reverse/Forward Stock Split, or are related to a person or entity who continues to hold stock immediately after the Reverse/Forward Stock
Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," (2) constitutes a "substantially disproportionate redemption of stock," or (3) constitutes a "complete termination of interest," as described below.

          (1) "Not Essentially Equivalent to a Dividend." You will satisfy the
     "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward
     Stock Split (taking into account for this purpose the stock owned by persons related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

          (2) "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse/Forward Stock Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Reverse/Forward Stock Split is (a)
     less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you (and by persons related to you)
     immediately before the Reverse/Forward Stock Split.

          (3) "Complete Termination of Interest." To satisfy the "complete termination of interest" test, you cannot continue to hold any stock directly immediately after the Reverse/Forward Stock Split. If you are treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you, you may still satisfy the requirements of this test if you (i) retain no interest in the corporation immediately after the Reverse/Forward Stock Split (including any interest as an officer, director, or employee), other than an interest as a creditor, (ii) do not acquire an interest in the corporation within ten years after the date of the Reverse/Forward Stock Split, and (iii) agree to notify the Internal Revenue Service of the acquisition of any interest in the corporation within that ten-year period. You should consult your tax advisor for details if you find that these facts describe your situation and you wish to recognize capital gain or loss on the receipt of cash for your cashed out stock.

     In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. For a more detailed discussion, please see "Capital Gain and Loss" and "Special Rate for Certain Dividends" in this section below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

Capital Gain and Loss

     For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

                                       35

Special Rate for Certain Dividends

     In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse/Forward Stock
Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period
(pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

     Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information)
to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the
Common Stock certificates are surrendered following the Effective Date of the
Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding at a rate of 28%.

     As explained above, the amounts paid to you as a result of the
Reverse/Forward Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF
THE REVERSE/FORWARD STOCK SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES
TO EVERY SHAREHOLDER UNDER FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.
ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE
PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE/FORWARD STOCK SPLIT, INCLUDING
THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF
ANY PROPOSED CHANGES IN APPLICABLE LAW.

Market for Common Stock

     Through May 13, 2005, our Common Stock traded on the Nasdaq National Market under the symbol "COLL." On May 16, 2005, we received a letter from Nasdaq dated
May 12, 2005, advising that our Common Stock would be delisted effective at the opening of the market on May 16, 2005 because the Company failed to timely file its Form 10-K for the year ended October 31, 2004 and Form 10-Q for the quarter ended January 31, 2005, as required by Nasdaq Marketplace Rule 4310(c)(14). The
Company failed to file timely such periodic reports due to the Company Audit
Committee's investigation of workers' compensation reserves and the restatement of certain financial statements of the Company. On May 13, 2005, the last date on which our shares were traded on Nasdaq, the closing price for our Common
Stock was $4.83 per share, and there were approximately [___] shareholders of record. Our Common Stock is eligible to be traded over the counter and is currently quoted through the "pink sheets" under the symbol "COLL." The following table lists the high and low sales prices of our Common Stock for the periods indicated below.

Period                                                    High    Low
------                                                    ----    ---
Fiscal Year Ended October 31, 2003
         1st Quarter                                     $4.45   $3.02
         2nd Quarter                                      3.91    2.94
         3rd Quarter                                      3.68    3.00
         4th Quarter                                      4.50    3.23

                                       36

Fiscal Year Ended October 31, 2004
         1st Quarter                                     $5.69   $4.05
         2nd Quarter                                      6.02    4.51
         3rd Quarter                                      6.30    4.75
         4th Quarter                                      5.75    4.61
Fiscal Year Ending October 31, 2005
         1st Quarter                                     $6.71   $4.75
         2nd Quarter                                      6.04    4.45
         3rd Quarter*                                     6.33    4.25
         4th Quarter (through October 28, 2005)           7.50    5.50

*Through May 13, 2005, our Common Stock listed on the Nasdaq National Market.
Currently, our Common Stock is quoted only through the "pink sheets."

Dividend Policy

     During each of the fiscal years ended October 31, 2004 and 2003, the
Company's annual cash dividend was $0.135 and $0.12 per share, respectively, and was paid on a quarterly basis.

Financial Information

Summary Financial Information

     The following summary of historical financial information was derived from the Company's audited financial statements as of and for each of the fiscal years ended October 31, 2004, October 31, 2003, and October 31, 2002, and from the Company's unaudited interim consolidated financial statements as of and for each quarter ended July 31, 2005, and July 31, 2004. This financial information is only a summary and should be read in conjunction with the financial statements of the Company's Annual Report on Form 10-K for the year ended
October 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended July
31, 2005, which information is incorporated by reference in this proxy statement. In addition, copies of the Annual Report and the Quarterly Report may be copied (at prescribed rates) at the Public Reference Room of the SEC at 450
Fifth Street, N.W., Washington, D.C. 20549. You may obtain additional information on the operation of the SEC's Public Reference Room by calling the
SEC at 1-800-SEC-0330.

     The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov. Except as specifically incorporated by reference into this proxy statement, information on the SEC's web site is not part of this proxy statement.

                                Collins Industries, Inc. and Subsidiaries
                                    Consolidated Statements of Income

                                               Fiscal Years                               Nine Months
                                            Ended October 31,                            Ended July 31,

                               --------------- ------------- ---------------       ------------- -------------
                                    2004           2003           2002                 2005          2004
                               --------------- ------------- ---------------       ------------- -------------

 Total revenues                 $    208.2      $    204.6    $    200.8            $    193.4    $    150.2
 Total costs                    $    205.9      $    203.0    $    198.8            $    192.5    $    148.7
 Net income                     $      2.3      $      1.6    $      2.0            $      0.9    $      1.5
 Basic net income per share     $     0.40      $     0.25    $     0.30            $     0.15    $     0.26
 Diluted net income per share   $     0.38      $     0.24    $     0.29            $     0.14    $     0.25

                                       37

                                  Collins Industries, Inc. and Subsidiaries
                                         Consolidated Balance Sheet
                                                 October 31,                                   July 31,

                                --------------- ------------- ---------------       ------------- -------------
                                     2004           2003           2002                 2005          2004
                                --------------- ------------- ---------------       ------------- -------------

 Total assets                   $    80.7      $     74.7    $     77.5             $     94.3    $     79.5
 Total liabilities              $    56.0      $     46.9    $     51.2             $     69.6    $     55.5
 Total shareholders' equity     $    24.7      $     27.8    $     26.3             $     24.7    $     24.0
 Book value per share           $    3.89      $     3.83    $     3.70             $     3.93    $     3.87

$ in Millions, with the exception of net income per share and book value per share.

                         THE REVERSE/FORWARD STOCK SPLIT

     The following is a description of the material terms and effects of the transaction. Copies of the proposed amendments to our Articles of Incorporation, effecting the reverse stock split and the forward stock split following immediately thereafter, are attached as Annex A-1 and Annex A-2 to this proxy statement. This discussion does not include all of the information that may be important to you. You should read the proposed amendments and this proxy statement and related annexes before deciding how to vote at the Special
Meeting.

Mechanics of the Reverse/Forward Stock Split

     The transaction includes both a reverse stock split and a forward stock split of the Common Stock. If the transaction is approved by shareholders and implemented by the Board of Directors, the transaction is expected to occur as soon as practicable after the Special Meeting.

     When approved by the shareholders at the Special Meeting, the
Reverse/Forward Stock Split will be effectuated in the following manner.

     •    The Reverse/Forward Stock Split will take effect on the date we file
          Certificates of Amendment to our Articles of Incorporation (one
          Certificate effecting a reverse stock split, the other effecting a forward stock split) with the Secretary of State of the State of
          Missouri, or on any later date that we may specify in such
          Certificates of Amendment, which we refer to as the Effective Date.

     •    At 6:00 p.m., Central Standard Time on the Effective Date, we will effect a 1-for-300 reverse stock split of our Common Stock, pursuant to which a holder of 300 or more shares of Common Stock immediately before the reverse stock split will, immediately after the reverse stock split, hold one share of Common Stock for each 300 shares held prior to the reverse stock split, and a fractional share representing former shares in excess of the nearest lower multiple of 300 former shares.

     •    Any shareholder owning fewer than 300 shares of our Common Stock immediately before the reverse stock split will receive the right to be paid cash in exchange for the resulting fractional share of Common
          Stock and will no longer be a shareholder of the Company. We will pay these Cashed Out Shareholders an amount in cash equal to $7.70 per share of Common Stock held by them immediately before the reverse stock split.

     •    Any shareholder owning 300 or more shares of our Common Stock immediately before the reverse stock split will not be entitled to receive any cash for their fractional share interests

                                       38

          resulting from the reverse stock split. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a shareholder will not change after completion of the transaction.

     •    At 6:01 p.m. Central Standard Time on the Effective Date (and after completion of the reverse stock split), we will effect a 300-for-1 forward stock split of our Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the reverse stock split and immediately before the forward stock split will, immediately after the forward stock split, hold 300 shares of Common Stock for each share held prior to the forward stock split. In other words, a shareholder holding 300 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock
          Split and will not receive any cash payment.

     Under Missouri law, the proposed Reverse/Forward Stock Split would operate only at the record holder level. Neither brokers and other nominees nor beneficial owners are record holders. As a result, beneficial owners who hold fewer than 300 shares of Common Stock in street name immediately before the reverse stock split would not have their shares cashed out in the transaction.
However, we plan to work with brokers and nominees to offer to treat shareholders holding shares in street name in substantially the same manner as shareholders whose shares are registered in their names. Accordingly, we intend to establish a process by which brokers and nominees will be able to submit to us to be cashed out in the transaction shares held in street name in accounts that would qualify to be cashed out in the transaction (accounts holding fewer than 300 shares of Common Stock) but for the fact that they are not held of record by the beneficial owner. However, your nominee would have discretion in determining whether to accept our offer and would not be legally obligated to work with us to effect the transaction with respect to shares held by you in street name. To determine the transaction's effect on any shares you hold in street name, you should contact your broker, bank, or other nominee. Please see the following sections herein for further discussion on the treatment of shares held in street name: "Summary Term Sheet"; "Questions and Answers About the
Meeting and Transactions"; "Introduction - Who Can Vote at the Special Meeting";
and "The Reverse/Forward Stock Split - Exchange of Certificates; Payment of Cash
Consideration."

Please see the sections of this proxy statement entitled "Special Factors -
Effect of the Reverse/Forward Stock Split"; "Structure of the Reverse/Forward
Stock Split"; and "Additional Information Regarding the Reverse/Forward Stock
Split - Dissenters' and Appraisal Rights" for a more detailed discussion of the foregoing.

Conversion of Shares in the Reverse/Forward Stock Split

     At the effective time of the Reverse/Forward Stock Split:

     •    Shareholders owning fewer than 300 shares of Common Stock immediately before the effective time will have their shares converted into the right to receive cash consideration of $7.70 for each share of Common
          Stock; and

     •    All outstanding shares of Common Stock other than those described above will remain outstanding with all rights, privileges, and powers existing immediately prior to the Reverse/Forward Stock Split.

     We (along with any other person or entity to which we may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

     •    make such inquiries, whether of any shareholder(s) or otherwise, as we may deem appropriate for purposes of effecting the Reverse/forward
          Stock Split; and

     •    resolve and determine, in our sole discretion, all ambiguities, questions of fact, and interpretive matters relating to such inquiries, including, without limitation, any questions as to the number of

                                       39

          shares held by any holder immediately before the effective time. All such determinations by us shall be final and binding on all parties, and no person or entity shall have any recourse against us or any other person or entity with respect thereto.

     For purposes of effecting the Reverse/Forward Stock Split, we may, in our sole discretion, but without any obligation to do so:

     •    presume that any shares of Common Stock held in a discrete account
          (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

     •    aggregate the shares held (whether of record or beneficially) by any person or persons that we determine to constitute a single holder for purposes of determining the number of shares held by such holder.

     Rule 12g5-1 under the Exchange Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the
Exchange Act, securities shall be deemed to be "held of record" by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer, subject to the following:

     •    in any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice shall be included as a holder of record;

     •    securities identified as held of record by a corporation, a partnership, a trust (whether or not the trustees are named), or other organization shall be included as so held by one person;

     •    securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate, or account shall be included as held of record by one person;

     •    securities held by two or more persons as co-owners shall be included as held by one person; and

     •    securities registered in substantially similar names where the issuer has reason to believe, because of the address or other indications that such names represent the same person, may be included as held of record by one person.

Exchange of Certificates; Payment of Cash Consideration

     On the Effective Date of the Reverse/Forward Stock Split, all stock certificates evidencing ownership of Common Stock held by Cashed Out
Shareholders shall be deemed canceled without further action by the shareholders. Those certificates will no longer represent an ownership interest in the Company, but will represent only the right to receive cash equal to $7.70 per share in exchange for those shares. Certificates representing the shares owned by Cashed Out Shareholders subsequently presented for transfer will not be transferred on our books or records. Cashed Out Shareholder will not receive any interest on cash payments owed as a result of the Reverse/Forward Stock Split.

     We have appointed the Transfer Agent to act as paying agent to carry out the payment of cash to Cashed Out Shareholders who surrender their stock certificates. The Transfer Agent will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the
Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will direct how certificates are to be surrendered for cash. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive cash

                                       40

payment for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

     We anticipate that the Transfer Agent will disburse the amount payable to
Cashed Out Shareholders within three weeks of the Effective Date of the
Reverse/Forward Stock Split, subject to its receipt of a letter of transmittal in proper form and corresponding stock certificate(s). No service charges will be payable by Cashed Out Shareholders in connection with the surrender of their stock certificates. All expenses of the Reverse/Forward Stock Split will be borne by us, subject to any shareholder's agreement with its broker, bank, or other nominee, if any.

     If you are a Continuing Shareholder with a stock certificate representing your shares, your stock certificate(s) must be exchanged for a new stock certificate(s) that will bear a new CUSIP number and the following legend:

     THIS CERTIFICATE, AND THE SHARES OF STOCK REPRESENTED HEREBY, ARE SUBJECT
     TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ARTICLES OF INCORPORATION
     OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF
     WHICH MAY BE OBTAINED FROM THE CORPORATION BY THE RIGHTFUL HOLDER HEREOF.
     NEITHER THIS CERTIFICATE NOR ANY INTEREST REPRESENTED BY THIS CERTIFICATE
     MAY BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE
     PROVISIONS OF SUCH ARTICLES OF INCORPORATION.

     The Transfer Agent will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will direct how old certificates are to be surrendered for new certificates. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificate(s) for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

     If your shares are held in street name, under Missouri law the proposed
Reverse/Forward Stock Split would not impact your shares. However, we plan to work with brokers and nominees to offer to treat shareholders holding shares in street name in substantially the same manner as shareholders whose shares are registered in their names. To determine the transaction's effect on any shares you hold in street name, you should contact your broker, bank or other nominee.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER
YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT. IF THE
REVERSE/FORWARD STOCK SPLIT IS APPROVED AT THE SPECIAL MEETING, LETTERS OF
TRANSMITTAL WILL BE MAILED SOON AFTER THE REVERSE/FORWARD STOCK SPLIT IS
COMPLETED.

Effective Time of the Reverse/Forward Stock Split

     If the Reverse/Forward Stock Split is approved by our shareholders and implemented by the Board of Directors, it is anticipated that the transaction will occur as soon as practicable after the Special Meeting. For a more detailed discussion, pleas see "Special Factors" in this Proxy Statement.

                                       41

                                 PROPOSAL NO. 2
                           AMENDMENT TO THE COMPANY'S
                            ARTICLES OF INCORPORATION
                                    TO GRANT
                           THE RIGHT OF FIRST REFUSAL

     In connection with the Reverse/Forward Stock Split described above, we are seeking approval of an amendment to our Articles of Incorporation granting to us an option to repurchase any shares of Common Stock proposed to be transferred if the proposed transfer would cause the number of holders of record of our Common
Stock to equal or exceed 250 (the "Right of First Refusal"). For purposes of the
Right of First Refusal, a "transfer" would include any conveyance of Common
Stock, whether voluntary or involuntary, including but not limited to any sale, gift, assignment, bequest, or devise. Immediately prior to the time the amendment to our Articles of Incorporation including the Right of First Refusal is filed with the Secretary of State of the State of Missouri, our Board of
Directors will adopt a resolution to create and issue one share of capital stock that has the identical privileges, powers, rights, qualifications, and limitations of the Common Stock, except that the newly-issued share of capital stock will not be subject to the Right of First Refusal. The purpose of the
Right of First Refusal is to ensure that the Company does not, inadvertently, become subject to federal securities law reporting requirements and Section 404 of Sarbanes-Oxley in the future. If approved by our shareholders, and upon subsequent action by our Board of Directors, we will file an amendment to our
Articles of Incorporation to grant the Right of First Refusal to the Company.

     The price to be paid for the shares pursuant to the Right of First Refusal would be equal to (i) the mean between the bid and asked prices (as published in the "pink sheets") averaged over the 20 trading days on which the shares of
Common were actually quoted immediately preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the "pink sheets," or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our Board of Directors.

     We will have 30 days to exercise our option upon becoming aware of a proposed transfer that would cause the number of holders of record of our Common
Stock to equal or exceed 250.

Special Interests of the Affiliated Shareholders in the Right of First Refusal

     In considering the recommendation of our Board of Directors with respect to the Right of First Refusal, our shareholders should be aware that our executive officers and directors have interests in the transaction, which are in addition to, or may be different from, our shareholders' generally. These interests may create potential conflicts of interest including, but not limited to, the significant increase in legal exposure for members of boards of directors of public reporting companies, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations, and liabilities for directors and executive officers of unregistered companies, the legal exposure for the members of our Board of
Directors and our executive officers will be reduced after the deregistration of the Common Stock.

     Each of the Affiliated Shareholders has indicated to the Company that he will vote his Common Stock in favor of the Reverse/Forward Stock Split.

Dissenters' and Appraisal Rights

     Under the General and Business Corporation Law of Missouri, our Articles of
Incorporation, and our Bylaws, our shareholders are not entitled to dissenters'
rights in connection with the Right of First Refusal.

     There may exist other rights or actions under Missouri law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Split. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances.
Generally, shareholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

                                       42

Recommendation of the Board of Directors

     Upon the recommendation and approval of the Special Committee, the Board of
Directors reasonably believes and has unanimously determined that the Right of
First Refusal is procedurally and substantively fair to, and in the best interests of, the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S ARTICLES
OF INCORPORATION TO GRANT THE RIGHT OF FIRST REFUSAL.

     Please note that voting "FOR" the proposal does not mean that we will exercise our option to repurchase shares. By voting "FOR" the proposal, you are giving our Board of Directors the option to repurchase shares at its discretion if a proposed transfer would cause the number of holders of record of the Common
Stock to equal or exceed 250.

     In considering the recommendation of the Board of Directors with respect to the Right of First Refusal, shareholders should be aware that the Company's executive officers and directors have interests in the Right of First Refusal that are in addition to, or different from, our shareholders generally and that these interests may create potential conflicts of interest. See "Special
Interests of the Affiliated Shareholders in the Right of First Refusal."

     The Board of Directors has retained the absolute authority to reject (and not implement) the Right of First Refusal (even after shareholder approval of the amendment).

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of the Record Date, obtained from information furnished by the persons named below, concerning the beneficial stock ownership of each director of the Company and each executive officer of the Company, and all directors and executive officers of the Company as a group. So far as is known to the Company, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names unless otherwise indicated. In accordance with applicable SEC rules, shares issuable within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such securities. As of October 28, 2005, there were 6,633,013 shares of the Common Stock issued and outstanding.

                                                 Number of Shares of
                                                 Common Stock           Percent
Name and Address of Director/Executive Officer   Beneficially Owned(1)  of Class
----------------------------------------------   ---------------------  --------
Don L. Collins
15 Compound Drive                                          715,148 (2)    10.78%
Hutchinson, KS 67502
Donald Lynn Collins
15 Compound Drive                                          627,552         9.46%
Hutchinson, KS 67502
Arch G. Gothard, III
15 Compound Drive                                          207,985 (3)     3.14%
Hutchinson, KS 67502
Don S. Peters
15 Compound Drive                                          132,339 (4)     2.00%
Hutchinson, KS 67502
William R. Patterson
15 Compound Drive                                           79,000 (5)     1.19%
Hutchinson, KS 67502

                                       43

Rodney T. Nash
15 Compound Drive                                           69,853         1.05%
Hutchinson, KS 67502
Randall A. Swift
15 Compound Drive                                           66,205 (6)     1.00%
Hutchinson, KS 67502
Cletus C. Glasener
15 Compound Drive                                           25,000         0.38%
Hutchinson, KS 67502
Ron Sorensen
15 Compound Drive                                            5,000         0.08%
Hutchinson, KS 67502
John L. Dreasher
15 Compound Drive                                            7,500         0.11%
Hutchinson, KS 67502
Kent E. Tyler
15 Compound Drive                                           70,000 (7)     1.06%
Hutchinson, KS 67502

All directors, directors and executive officers
as a group (11 persons)                                  2,005,582        30.24%

----------------
(1)  Except as noted, beneficial ownership consists of sole voting and investment power. The inclusion of shares that may be deemed beneficially owned herein, however, does not constitute an admission that the named shareholders are direct or indirect beneficial owners of such shares.
(2)  Does not include 7,559 shares owned by Sharon Collins, the wife of Mr.
     Collins, as to which Mr. Collins disclaims beneficial ownership.
(3)  Includes 45,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard also has shared investment power with respect to 44,160 shares.
(4)  Mr. Peters also has shared investment power with respect to 132,961 shares.
(5)  Includes 10,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. (6) Includes 2,500 shares deemed beneficially owned pursuant to options exercisable within 60 days. (7) Includes 30,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than (i) the open-market sale of 10,704 shares of Common Stock by
Kent E. Tyler for $6.882 per share on September 20, 2005, (ii) the open-market sale of 2,658 shares of Common Stock by Randall A. Swift for $7.00 per share on
September 26, 2005, and (iii) the open-market purchase of 1,489 shares of Common
Stock by Rodney T. Nash for $6.85 per share on October 6, 2005, neither we, nor any of our associates or subsidiaries, nor, to the best of our knowledge, any of our directors or executive officers or any associate or subsidiaries thereof, have effected any transactions in our shares during the 60 days before [November
2,] 2005, except for the routine purchases on the accounts of our executive officers under the Stock Incentive Plans.

     Except for customary margin accounts maintained at a broker by some of our directors and executive officers, neither we nor, to the best of our knowledge, any of our affiliates, directors, or executive officers, is a party to any agreement, arrangement, or understanding with any other person relating, directly or indirectly the Reverse/Forward Stock Split or with respect to any of our securities, including, but not limited to, any agreement, arrangement, or understanding concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or the giving or withholding of proxies, consents, or authorizations.

                        PROPOSAL FOR NEXT ANNUAL MEETING

     If our Exchange Act registration is not terminated in connection with the
Forward/Reverse Stock Split, any proposal of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in
2006 pursuant to Rule 14a-8 of the Exchange Act must be received by the Company within a

                                       44

reasonable time before the Company begins to print and mail its proxy materials in order to be included in the proxy statement relating to that meeting.
Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any shareholder proposal intended to be presented at the 2006 annual meeting without inclusion in the
Company's proxy statement for such meeting is not received at the Company's principal executive offices Company within a reasonable time before the Company begins to print and mail its proxy materials, then any proxy that management solicits for such meeting will confer discretionary authority to vote on such proposal so long as such proposal is properly presented at the meeting.

                                     GENERAL

Cost of Proxy Materials

     The cost of preparing and mailing the enclosed material is to be borne by the Company. In addition to the solicitation of proxies by mail, certain officers, directors, and regular employees of the Company may, without additional compensation, solicit proxies on behalf of management by telephone, telegraph, or personal interview. The cost of any solicitation will be borne by the Company. Upon request, persons, including brokers, holding shares for others will be reimbursed for their expenses in transmitting proxy materials to their principals and in seeking instructions by mail, telephone, or telegraph for their principals.

Other Matters

     Management does not intend to bring any matters before the meeting other than those mentioned above and is not aware of any other matters to be presented before the meeting. However, if any other matters which are unknown a reasonable time prior to this solicitation should be presented properly at the meeting, it is intended that the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment.

Where You Can Find More Information

     We file reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference
Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may
obtain additional information on the operation of the SEC's Public Reference
Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an internet web site that contains reports, proxy statements, and other information about issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.
Except as specifically incorporated by reference into this proxy statement, information on the SEC's web site is not part of this proxy statement.

     We have filed with the SEC a Rule 13E-3 Transaction Statement on Schedule
13E-3 with respect to the Reverse/Forward Stock Split. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3.
The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC's web site.

Documents Incorporated By Reference

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

     This document incorporates by reference the documents listed below that we have filed previously with the SEC and copies of which are being mailed with this proxy statement. They contain important information about us and our financial condition:

                                       45

     •    our Annual Report on Form 10-K for the fiscal year ended October 31,
          2004; and

     •    our Quarterly Report on Form 10-Q for the third fiscal quarter ended
          July 31, 2005;

     We will amend this proxy statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill out disclosure obligations under the Exchange Act.

     We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by writing to the Company at the following address:
Collins Industries, Inc., 15 Compound Drive, Hutchinson, Kansas 67502. These
documents are also included in our SEC filings, which you can access electronically at the SEC's web site at http://www.sec.gov.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this proxy statement, annexes and associated documents are
"forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe,"
"estimate," "expect," "intend," "may," "project," "plan," "will," "shall,"
"should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

                                       46

                                       By Order of the Board of Directors,

                                       /s/ Don L. Collins
                                       ------------------------------------------
                                       Don L. Collins,
                                       Chairman of the Board

Dated: November 2, 2005

                                       47

                                                                       ANNEX A-1

                          PROPOSED FORM OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT

Article Number III of the Articles of Incorporation is hereby amended by adding the following paragraph immediately after the first paragraph:

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the
Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed
(without any further act) into one-three hundredth (1/300th) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than 300 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash payment of $7.70 per share on a pre-split basis to each shareholder owning fewer than 300 shares of Common Stock immediately prior to the effective time of this amendment.

                                                                       ANNEX A-2

                          PROPOSED FORM OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                          TO EFFECT FORWARD STOCK SPLIT

Paragraph two of Article Number III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the
Corporation as treasury stock, and any fractional share held by any shareholder who holds in excess of one (1) share immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into three hundred (300) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable based upon such 300-for-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued.

                                                                       ANNEX A-3

                          PROPOSED FORM OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                         TO GRANT RIGHT OF FIRST REFUSAL

The first paragraph of Article Number III of the Articles of Incorporation is
hereby amended to read in its entirety as follows:

     The aggregate number of shares of capital stock of all classes which the
     Corporation shall have the authority to issue is 20,000,000 shares of stock, of which 17,000,000 shares shall be Common Stock, with a par value of ten cents ($.10) per share, 1 share shall be Non-Redeemable Common
     Stock, with a par value of ten cents ($.10) per share, and 2,999,999 shares shall be capital stock other than the aforesaid Common Stock and
     Non-Redeemable Common Stock, with a par value of ten cents ($.10) per share. No shareholder shall have any preemptive rights to purchase future issues of stock except as may be granted by the Board of Directors.

Article Number III of the Articles of Incorporation is hereby amended by adding the following paragraph immediately after the second paragraph:

     After the effective time of the filing of this amendment to the
     Corporation's Articles of Incorporation, the Corporation shall have the right to buy shares of Common Stock proposed to be transferred by any shareholder if such transfer would cause the number of holders of record of the Corporation's Common Stock to equal or exceed 250 (the "Right of First
     Refusal"). For purposes of the Right of First Refusal, a "transfer" would include any conveyance of Common Stock, whether voluntary or involuntary, including but not limited to any sale, gift, assignment, bequest, or devise. The price to be paid for the shares pursuant to this Right of First
     Refusal shall be equal to (i) the mean between the bid and asked prices (as published in the "pink sheets") averaged over the 20 trading days on which the shares of Common were actually quoted immediately preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the "pink sheets," or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our Board of Directors. Any shareholder proposing to transfer shares of Common Stock must notify the Company prior to such proposed transfer. At such time as the Corporation becomes aware of a proposed transfer that would cause, or has caused, the number of holders of record of the Corporation's Common
     Stock to equal or exceed 250, the Corporation shall have 30 days to exercise its right to buy back such shares of our Common Stock.

     Following the Reverse/Forward Stock Split, shares of Common Stock will be represented by stock certificates that bear the following legend regarding the Right of First Refusal:

     THIS CERTIFICATE, AND THE SHARES OF STOCK REPRESENTED HEREBY, ARE SUBJECT
     TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ARTICLES OF INCORPORATION
     OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF
     WHICH MAY BE OBTAINED FROM THE CORPORATION BY THE RIGHTFUL HOLDER HEREOF.
     NEITHER THIS CERTIFICATE NOR ANY INTEREST REPRESENTED BY THIS CERTIFICATE
     MAY BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE
     PROVISIONS OF SUCH ARTICLES OF INCORPORATION.

                                                                         ANNEX B

                    THE FINANCIAL ADVISOR'S FAIRNESS OPINION

                                                             One Financial Plaza
                                                              501 North Broadway
                                                       St. Louis, Missouri 63102
                                                                    314-342-2000
Stifel, Nicolaus
& Company, Incorporated

                                October 31, 2005

Members of the Special Committee of the Board of Directors
Collins Industries, Inc.
15 Compound Drive
Hutchinson, KS 67502

Members of the Special Committee:

     We understand that Collins Industries Inc. (the "Company") will be engaging in a reverse/forward  stock split (the "Transaction").  Pursuant to the terms of the Transaction,  each share of the Company's common stock held by a shareholder who owns, as of the effective  time of the  reverse/forward  stock split,  fewer than 300  shares of common  stock  will be  converted  into the right to receive
$7.70 per share in cash (the "Cash  Amount").  The terms and  conditions  of the
Transaction  are set forth in more  detail  in the draft of the proxy  statement
(the  "Proxy  Statement")  prepared  by the  Company,  copies of which have been provided to us.

     You have asked for our opinion as investment  bankers as to whether the per share Cash Amount to be received by the  Company's  shareholders  who hold fewer than 300 shares of the Company's common stock in the Transaction is fair to such shareholders from a financial point of view, as of the date hereof.

     Stifel,  Nicolaus  &  Company,  Incorporated  ("Stifel"),  as  part  of its investment banking services,  is regularly engaged in the independent  valuation
of  businesses  and  securities  in  connection   with  mergers,   acquisitions,
underwritings,  sales and  distributions  of  listed  and  unlisted  securities, private placements and valuations for estate, corporate and other purposes.

     We are acting as financial adviser to the Special Committee of the Board of
Directors of the Company in connection  with the  Transaction and will receive a fee for our services. The opinion fee is not contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities  arising out of our engagement.  In the ordinary course of business,
Stifel may,  for its own account and the  accounts of its  customers,  trade the securities of the Company and, accordingly, may hold a long or short position in such securities.

                         Investment Services Since 1890
--------------------------------------------------------------------------------
 MEMBER SIPC AND MEMBERS, NEW YORK STOCK EXCHANGE, INC., CHICAGO, AND AMERICAN
                                STOCK EXCHANGES

Special Committee of the Board of Directors - Collins Industries, Inc.

     In rendering our opinion,  we have reviewed financial and other information that was  furnished to us by the Company,  including the draft form of the Proxy
Statement,  the Company's restated financial  statements for the six years ended
October 31, 2004 (audited as available)  together with  amendments  thereto,  if any, Form 10-Qs for 2005 together with amendments thereto, if any, the Company's
1999 through 2004 Form10-K  filings  together with amendments  thereto,  if any, year-to-date financial statements for 2005, and other financial information.  We have conducted  conversations with the Company's senior management regarding the
Company's   financial   condition  and  performance,   recent  developments  and
management's  financial  projections  for  the  Company.  In  addition,  we have compared certain financial and securities data with selected public companies as we  deemed  appropriate,  reviewed  financial  terms of merger  and  acquisition transactions as we deemed  appropriate,  made inquiries  regarding and discussed the Transaction and other matters related thereto with the Company's counsel and conducted such other financial studies, analyses and investigations as we deemed appropriate  for  purposes  of this  opinion.  We also  took  into  account  our assessment  of  general  economic,  market  and  financial  conditions  and  our experience  in  other  transactions,  as well as our  experience  in  securities valuations and our knowledge of the industry generally.

     In  rendering  our  opinion,  we have  relied  upon  and  assumed,  without independent verification,  the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise  reviewed by us and have not assumed any  responsibility  for independently  verifying any of such  information.  With respect to the financial  forecasts  supplied to us, we have assumed with your consent that they were  reasonably  prepared on the basis
reflecting  the  best  currently   available  estimates  and  judgments  of  the
management of the Company as to the future  operating and financial  performance of the  Company,  that they would be  substantially  realized in the amounts and time periods  estimated and that they provided a reasonable  basis upon which we could form our opinion.  We also assumed that there were no material  changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last interim financial statements made available to us. We have also assumed, without independent verification and with  your  consent,  that the  aggregate  allowances  for  insurance,  workers'
compensation  claims and the like set forth in the  financial  statements of the
Company are in the aggregate  adequate to cover all such losses. We did not make or obtain any independent  evaluation,  appraisal or physical  inspection of the
Company's  assets or  liabilities.  Because of the  proximity  to the end of the
Company's  fiscal year, 2005 projected  earnings were used for both 2005 and the latest twelve month ratios.  We relied on advice of the Company's  counsel as to certain legal  matters with respect to the Company,  the  Transaction  and other matters contained or contemplated  therein. We assumed that the Transaction will be consummated as described in the Proxy  Statement in a manner that complies in all respects with all applicable statutes, laws, rules and regulations.  We have also assumed,  with your consent, that there are no factors that would delay the
Transaction  or subject it to any adverse  conditions and that all conditions to the Transaction will be satisfied and not waived.

Special Committee of the Board of Directors - Collins Industries, Inc.

     Our opinion is necessarily based on economic,  market,  financial and other conditions as they exist on, and on the information  made available to us as of, the date of this letter. Our opinion is directed to the Special Committee of the
Board  of  Directors  of the  Company  for its  information  and  assistance  in connection with its  consideration of the financial terms of the Transaction and does  not  constitute  a  recommendation  to  any  shareholder  as to  how  such shareholder  should vote on the  Transaction.  This opinion does not address the relative  merits of the  Transaction  and any  other  transactions  or  business strategies  discussed  by  the  Board  of  Directors  or  Special  Committee  as
alternatives  to the  Transaction  or the  decision of the Board of Directors or
Special  Committee  with  respect to the  Transaction.  Our  opinion  may not be published  or otherwise  used or referred to, nor shall any public  reference to
Stifel be made,  without our prior written  consent,  provided,  however,  it is understood  that the  Company  may include  this  opinion in its  entirety as an exhibit or appendix to any report,  statement  or schedule  filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of
1934 in connection with the Transaction.

     Based upon the foregoing and such other factors as we deem relevant, we are of the  opinion,  as of the date  hereof,  that the per share Cash  Amount to be received in the  Transaction by the Company's  shareholders  who hold fewer than
300 shares of the  Company's  common stock is fair to such  shareholders  from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS  &  COMPANY, INCORPORATED

                            COLLINS INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION     Please
IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL. THIS         Mark Here
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.      for Address     |_|
                                                             Change or
                                                             Comments
                                                             SEE REVERSE SIDE

1.   Amendment of the Company's Articles of Incorporation to effect a 1-for-300 reverse stock split followed by a 300-for-1 forward stock split, whereby shareholders holding fewer than 300 shares of Common Stock, par value $0.10 per share, will receive $7.70 for each share of Common Stock held prior to the reverse stock split.

     |_|  FOR                      |_|  AGAINST                     |_|  ABSTAIN

2.   Amendment of the Company's Articles of Incorporation to grant the Company an option to acquire shares proposed to be sold by shareholders subsequent to the reverse stock split and forward stock split if, after such sale, there would be 250 or more holders of record of the Common Stock.

     |_|  FOR                      |_|  AGAINST                     |_|  ABSTAIN

3.   In their discretion, the Proxies are further authorized to vote upon any other matters which are known a reasonable time before this solicitation and are properly presented at the meeting or any adjournment(s) thereof.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to
Investor ServiceDirect(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Please sign your name below and print your name exactly as you signed it on the signature line on the following line. When shares are held by joint tenants each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature                   Signature                     Date
          -----------------           -----------------        -----------------
--------------------------------------------------------------------------------
                            ^FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

          -----------------           -----------------        -----------------
              Internet                    Telephone                   Mail
http://www.proxyvoting.com/coll        1-866-540-5760            Mark, sign and
Use the Internet to vote your    OR  Use any touch-tone     OR   date your proxy
proxy.  Have your proxy card in      telephone to vote your      card and return
hand when you access the web         proxy. Have your proxy      it in the
site.                                card in hand when you       enclosed
                                     call.                       postage-paid
                                                                 envelope.

          -----------------           -----------------        -----------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

   If you choose to divide your votes for Directors unequally, you MAY NOT use
Internet or telephone voting, you must vote by returning this proxy card in the envelope provided.

                            COLLINS INDUSTRIES, INC.
                15 Compound Drive, Hutchinson, Kansas 67502-4349

The undersigned hereby appoints Arch G. Gothard, III, and William R. Patterson, and each of them, as proxies (the "Proxies"), with full power of substitution, and hereby authorizes them to represent and to vote in the order named, as designated on the reverse side all the shares of common stock of Collins
Industries, Inc. (the "Company"), held of record by the undersigned as of
November 11, 2005, at the Special Meeting of Shareholders to be held on January
19, 2006, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1, 2 and 3. AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE
MEETING, THIS PROXY SHALL CONFER DISCRETIONARY AUTHORITY UPON THE PROXIES TO
VOTE ON SUCH MATTERS IN THEIR BEST JUDGMENT.

The ballots cast by shareholders will be voted as marked at the Special Meeting on January 19, 2006, if received by the date of the meeting.

Upon attendance at the Special Meeting by the Shareholder voting hereby, this
Proxy will be returned if requested, so the Shareholder may vote in person.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS WHICH
ENCOURAGES EACH STOCKHOLDER OF RECORD TO VOTE.

         (Continued and to be voted, signed and dated on reverse side.)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1.   Vote by Internet at our Internet Address: http://www.proxyvoting.com/coll

2.   Call toll-free 1-866-540-5760 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

3.   Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE